                                                                   EXHIBIT 10.14


                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement, dated as of March 8, 1996, is by and between Nabors Industries, Inc., a Delaware corporation, and Occidental Oil and Gas Corporation, a California corporation.


                                    RECITALS


     WHEREAS, Oxy (as such term and certain other terms used in this Agreement with initial capital letters are defined in Exhibit A) owns, beneficially and of record, all of the Stock; and

     WHEREAS, subject to, and in accordance with, the terms of this Agreement, Nabors wishes to purchase from Oxy, and Oxy wishes to sell to Nabors, all of the Stock for the Purchase Price; and

     WHEREAS, the Parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of such purchase and sale of the Stock;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein set forth, the Parties agree as follows:

     1.   PURCHASE AND SALE OF STOCK.

     (a) BASIC TRANSACTION. Upon the terms, and subject to the conditions, of this Agreement, Nabors agrees to purchase from Oxy, and Oxy agrees to sell to Nabors, all of the issued and outstanding shares of the Stock.

     (b) PURCHASE PRICE. The purchase price for the Stock (the "Purchase Price") shall be the Consideration.

     (c) PAYMENT OF THE ESTIMATED CASH PORTION OF THE PURCHASE PRICE AT THE CLOSING. At the Closing, Nabors shall pay to Oxy the Estimated Cash Portion of the Purchase Price, by wire transfer of immediately available funds into a bank account of Oxy at a bank in New York, New York, the name of which bank and the number of which account shall be furnished by Oxy to Nabors not later than three Business Days prior to the Closing Date.





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     (d)  ESTIMATED CASH PORTION OF THE PURCHASE PRICE.  At least ten calendar days prior to the Closing, Oxy shall prepare and deliver to Nabors a statement setting forth (i) an estimate of the amount of the Consolidated Working Capital, and (ii) a calculation of the Estimated Cash Portion of the Purchase
Price based upon such estimate.   In the event that Nabors does not agree with
Oxy's computation, Nabors shall promptly notify Oxy of the same, Oxy shall promptly provide such additional information as Nabors shall reasonably request to support such computations, and the Parties shall negotiate in good faith and attempt to agree, at least three Business Days prior to the Closing Date, upon an acceptable estimate of such amounts. Failing any such mutual agreement, the Estimated Cash Portion of the Purchase Price delivered at the Closing shall be $29,000,000.

     (e) WARRANT. At the Closing, Nabors will issue the Warrant, with the Warrant Exercise Price, the Warrant Expiration Date, and the Warrant Shares calculated or determined pursuant to the provisions of this Agreement duly inserted in the appropriate places thereon. The number of the Warrant Shares shall be adjusted in the event of any change in the Nabors Common Stock by reason of the issuance of any Equity Securities, stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchange of shares or the like after the date of this Agreement and on or before the Closing Date, such that, in each case, Oxy shall receive upon the payment of the Warrant Exercise Price the number and class of shares or other securities or property that would have been received in respect of a share of the Nabors Common Stock if the Closing Date had occurred immediately prior to such event, or the record date therefor, as applicable. No adjustment made pursuant to this Section 1(e) shall constitute, or be deemed to be, a waiver by Oxy of any breach of any of the representations, warranties or obligations of Nabors contained in this Agreement.

     (f) CLOSING AND CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Stock, as contemplated by this Agreement, shall take place at the offices of Nabors, 1670 Broadway, Suite 3355, Denver, Colorado 80202, commencing at 9:00 a.m. (local time) on the date (the "Closing Date"), which shall be the sixth Business Day following the satisfaction or waiver of all of the conditions set forth in Section 6 (other than any such conditions with respect to actions the respective Parties will take at the Closing itself), but in no event prior to April 20, 1996, or on such other date, or at such other place, as the Parties shall mutually agree.

     (g) DELIVERIES AT THE CLOSING. At the Closing, in addition to the payment required by Section 1(c), (i) Oxy will deliver to Nabors the various certificates, instruments and documents referred to in Section 6(a), (ii)
Nabors will deliver to Oxy the various certificates, instruments and documents referred to in Section 6(b), (iii) Oxy will deliver to Nabors stock certificates representing the Stock, endorsed in blank or accompanied by duly executed stock powers, signature guaranteed, and (iv) Nabors will deliver to Oxy the Warrant duly executed by an authorized officer of Nabors.


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     (h)  POST-CLOSING ADJUSTMENT.  On or before the date that is 125 calendar days following the Closing Date (or the next Business Day if such date is not a Business Day), Nabors will prepare and deliver to Oxy a statement (the "Statement of Consolidated Working Capital") showing the actual amount of the Consolidated Working Capital on the Closing Date and the prorations under
Section 1(i). Nabors shall make available to Oxy all information which shall be in the possession of Nabors and which may be reasonably required by Oxy for Oxy to verify whether such statement is correct. Within 30 calendar days following delivery of the Statement of Consolidated Working Capital, Oxy shall notify Nabors whether it agrees with the Statement of Consolidated Working Capital; provided, however, that, in the event that Oxy shall fail to so notify Nabors within such 30-day period, Oxy shall be deemed to have agreed with the Statement of Consolidated Working Capital. In the event that Oxy disagrees with the Statement of Consolidated Working Capital, Oxy shall provide Nabors with a written notice specifying the basis for Oxy's disagreement, and Oxy and Nabors shall work in good faith to reach agreement on the amount of the Consolidated Working Capital on the Closing Date and such prorations, but, in the event that they shall not agree within 30 calendar days following the date of such written notice, either Oxy or Nabors may cause the matter to be referred to one of the "Big Six" independent public accounting firms as Oxy and Nabors may mutually agree. The fees and disbursements of such accountants shall be borne equally by Nabors and Oxy. Such accountants shall examine the records of Oxy, the Companies and Nabors, and, within 30 calendar days following the date upon which such matter shall be referred to such accountants, such accountants shall determine both the amount of the Consolidated Working Capital as of the Closing Date and such prorations. Any such determination (i) shall be final and binding on the Parties, and (ii) may be enforced by appropriate judicial or other proceedings. The Cash Portion of the Purchase Price shall reflect any such determination by such accountants.
In the event that the Cash Portion of the Purchase Price (whether by agreement of the Parties or after giving effect to any such determination by such accountants) exceeds the Estimated Cash Portion of the Purchase Price paid at the Closing, Nabors shall pay to Oxy the amount of such excess plus interest thereon from the Closing Date until paid at a rate per annum equal to the Reference Rate. In the event that the Cash Portion of the Purchase Price (whether by agreement of the Parties or after giving effect to any such determination by such accountants) is less than the Estimated Cash Portion of the Purchase Price paid at the Closing, Oxy shall pay to Nabors the amount of such shortfall plus interest thereon from the Closing Date until paid at a rate per annum equal to the Reference Rate. Such payment shall be made, in either case, within 15 calendar days following the agreement of the Parties or the final determination of the Cash Portion of the Purchase Price by such accountants. All of such interest shall be computed on the basis of the nactual number of days elapsed in a year of 365 or 366 days, as the case may be.

     (i) PRORATIONS. All Taxes shall be prorated in accordance with Section 5(g)(2). Such Taxes, and water and sewer charges, utility charges, governmental license fees, vehicle and special mechanical equipment licenses, deposits (including, without limitation, deposits on Contracts), advance or prepaid royalties, prepaid expenses and rents paid by any of the Companies to Persons other than Oxy or its Affiliates, and other similar items referred to on
Schedule 1(i), in each case paid prior to or after the Closing Date by means of estimated

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payments or otherwise and applicable to pre-Closing and post-Closing periods, shall be prorated as of the Closing and, if not otherwise reflected in Consolidated Working Capital, shall be added as part of Consolidated Working Capital to the extent paid prior to the Closing and related to a period after the Closing and subtracted from Consolidated Working Capital to the extent to be paid after the Closing and related to a period prior to the Closing. For prorated items of expense which should be paid in advance prior to the Closing, Oxy shall cause the Companies to make such payments before Closing. For prorated items of expense which are paid in arrears on or after the Closing, Nabors shall cause the Companies to pay and discharge, in a timely manner, any amount so prorated. To the extent that a particular prorated item is disputed, such dispute shall be resolved pursuant to Section 1(h).

     Oxy shall use reasonable efforts to arrange to have (i) meters for electricity, telephone, and gas and water read on the Closing Date, and (ii) bills and statements rendered to the Companies based on such readings. Each Party shall, promptly upon receipt, deliver to the other Party copies of each relevant bill or statement which may be in its records.

     (j) CONDEMNATION OF, OR MATERIAL DAMAGE TO, ASSETS. In the event of, prior to the Closing, (a) the destruction of, or material damage to, any Asset which shall have a Fair Market Value exceeding $50,000 (a "Casualty Event"), which Oxy shall have elected not to repair, rebuild, restore or replace as provided below, or (b) the condemnation of any Asset which shall have a Fair Market Value exceeding $50,000, Nabors, at its option, may elect, prior to the
Closing:

          (i) to exclude such Asset and to treat such Asset as an Excluded Asset, provided, however, that the Purchase Price shall be reduced by the Fair Market Value of such Asset to reflect the exclusion of such Asset; or

          (ii) in the event that such Asset or all such Assets shall have a Fair Market Value which shall exceed $1 million, not to consummate the transactions contemplated by this Agreement.

     Oxy shall give Nabors prompt written notice (a "Casualty Notice") of any such condemnation or Casualty Event, indicating the Asset or Assets which suffered such condemnation or Casualty Event, and Oxy's estimate of the Fair Market Value of each such Asset, accompanied, in the case of any Casualty Event, by copies of all insurance related thereto, any deductibles or retention applicable thereto, any defenses threatened or asserted by the insurer or known to Oxy, its estimate of, and all available information relevant to, the cost of repair, rebuilding, restoration or replacement thereof, and any other information reasonably requested by Nabors. In the case of any retention or deductible, Oxy shall provide to Nabors prompt notice of such retention or deductible.

     In the event of the occurrence of any Casualty Event with respect to any Asset, Oxy may, in the applicable Casualty Notice, elect to cause the Company which shall Own such Asset to repair, rebuild, restore or replace such Asset. Upon any such election, Nabors shall


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have the option, exercisable by notice to Oxy on or before the fifth Business
Day after such Casualty Notice (but in any event prior to the Closing), to accept such Asset without such repair, rebuilding, restoration or replacement, in which event the Purchase Price shall be reduced by the estimated cost of repair, rebuilding, restoration or replacement as set forth in such Casualty Notice. In the event that Nabors does not exercise such option, Oxy shall promptly undertake to provide sufficient funds to, and otherwise to cause, such Company to repair, rebuild, restore or replace such Asset to substantially the same condition as prior to the event causing such destruction or damage.

     With respect to any such Asset that has been condemned or has suffered a Casualty Event (other than any Asset that Oxy has elected to repair, rebuild, restore or replace), Nabors may, in lieu of any reduction to the Purchase Price set forth in the proviso to clause (i) of this Section 1(j) and by notice to Oxy set forth in the election by Nabors referred to in the first paragraph of this Section 1(j), request that Oxy, and, upon any such request, Oxy shall, (i) pay to such Company, at the Closing, all sums theretofore paid to Oxy by third parties (but not paid to such Company) by reason of such condemnation or Casualty Event, (ii) assign to such Company, no later than the Closing, all of the right, title and interest of Oxy in and to any unpaid awards or other amounts payable by third parties or under Oxy's personal property and casualty insurance policies arising out of such condemnation or Casualty Event, and
(iii) pay to such Company any deductible or retention under any applicable insurance to the extent not previously paid to such Company.

     Oxy shall not, without the consent of Nabors, compromise, settle or adjust any material amounts receivable by reason of any condemnation or Casualty Event occurring with respect to any such Asset.

     (k) TAKING OF NECESSARY ACTION; FURTHER ACTION. The Parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby as promptly as possible. If, at any time after the Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement, Oxy and Nabors shall, and shall direct their respective representatives to, take all such lawful and necessary action.

     2.   REPRESENTATIONS AND WARRANTIES OF OXY.

     Oxy represents and warrants to Nabors that:

     (a) ORGANIZATION OF OXY AND THE COMPANIES. Oxy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Exeter is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Each of the Exeter Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.



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     (b)  AUTHORIZATION OF TRANSACTION BY OXY.  Oxy has all requisite corporate power and authority to execute and to deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Oxy of this Agreement and the consummation by Oxy of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Oxy. This Agreement has been duly executed and delivered by Oxy and constitutes the legally valid and binding obligation of Oxy, enforceable against Oxy in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). Oxy is not obligated to give any notice to, to make any filing or registration with, or to obtain any authorization, consent, approval or order of, any Governmental Authority in order to consummate the transactions contemplated by this Agreement, other than (i) compliance with the applicable requirements of the Hart-Scott-Rodino Act, (ii) as set forth on Schedule 2(b),
(iii) filings with Governmental Authorities in the Ordinary Course of Business of Oxy or the Companies that are not required to be made prior to the consummation of the transactions contemplated hereby, or (iv) such authorizations, consents, approvals or orders that, if not obtained, and such notices, filings or registrations that, if not made, would not, individually or in the aggregate, have (A) a Material Adverse Effect with respect to the Companies, or (B) any adverse effect on the ability of Oxy to perform this Agreement.

     (c) QUALIFICATION AND CORPORATE POWER OF THE COMPANIES. Each of the Companies has all requisite corporate power and authority to own, lease and operate its properties and to carry on the business in which it is engaged and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not result, individually or in the aggregate, in a Material Adverse Effect with respect to the Companies. Exeter has received a ministerial decree which grants a license to exercise activities in the Republic of Yemen, and International has established and is qualified to act through a registered branch office in Venezuela. No dissolution, liquidation or bankruptcy proceeding is pending, contemplated or threatened against any of the Companies. Oxy has made available to Nabors copies of the respective charter and bylaws (in each case as amended to date) of each of the Companies, and all of such documents are in effect and are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of each of the Companies are correct and complete in all material respects. None of the Companies is in default under, or in violation, of any provision of its charter or bylaws.

     (d) CAPITALIZATION OF THE COMPANIES. The authorized capital stock of each of the Companies, and the respective amounts thereof issued and outstanding, are listed in Schedule 2(d). All of the issued and outstanding shares of the capital stock of each of the Companies have been duly authorized and are validly issued, fully paid, and nonassessable, and no shares of such capital stock are subject to, nor have been issued in violation of, preemptive rights. All

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of the issued and outstanding shares of the Exeter Common Stock (the "Stock")
is held, beneficially and of record, by Oxy. All of the issued and outstanding shares of the capital stock of each of the Exeter Subsidiaries is held, beneficially and of record, by Exeter. All issued and outstanding shares of the capital stock of each of the Companies are free and clear of any Taxes and Liens. Except as referred to above, there are outstanding (i) no Equity Securities of any of the Companies, and (ii), except for the obligations of Oxy and Nabors pursuant to this Agreement, no options or other rights to acquire from Oxy, and no obligations of Oxy to issue or sell, any Equity Securities of any of the Companies. There are no outstanding obligations of any of the Companies to repurchase, redeem or otherwise acquire any shares of its capital stock.

     (e) SUBSIDIARIES. Exeter's only subsidiaries are Gibson and International. Gibson and International have no subsidiaries.

     (f) ABSENCE OF CERTAIN ACTIONS. Other than (i) as permitted by Section 4(c), (ii) any extension or renewal of the Contract referred to in clause (i) of the definition of International Contract, (iii) the establishment of the Severance Program, (iv) the pipe purchase reflected in AFE number 5204 of Exeter, (v) the pay increase granted by each of the Companies to its Employees in February 1996 and effective, with respect to Gibson, on January 28, 1996, and, with respect to Exeter and International, on February 12, 1996, (vi) any bid referred to in clause (k) of Section 4(c) which is not pending as of the date of this Agreement, (vii) any Contract resulting from any bid referred to in such clause (k) which shall have been performed prior to the date of this Agreement, and (viii) as set forth on Schedule 2(f), since December 31, 1995, there has not been any event, transaction or condition of the type requiring the consent of Nabors pursuant to Section 4(c).

     (g) LEGAL COMPLIANCE; NONCONTRAVENTION. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby has been filed or commenced against the Companies, and, to the Knowledge of Oxy, no such action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened to be so filed or so commenced. The execution and delivery of this Agreement by Oxy does not, and the performance of this Agreement by Oxy will not, (i) conflict with, or violate, the articles of incorporation or bylaws of Oxy, (ii) conflict with, or violate, any Law in effect as of the date of this Agreement and applicable to Oxy or by which any of the properties of Oxy are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any Person (other than Oxy or the Companies) any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the Assets of any of the Companies pursuant to, any International Contract to which any of the Companies is a party, except, in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Companies.



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



     (h) TITLE TO STOCK. Oxy has record and beneficial ownership of the Stock, and Nabors will acquire, upon consummation of the transactions contemplated by this Agreement, record and beneficial ownership of the Stock, free and clear of all Liens (other than any Lien which shall have been created by or through Nabors or any of its Affiliates).

     (i) DRILLING AND WORKOVER RIGS. Schedule 2(i) (i) lists and describes briefly all of the drilling and workover rigs Owned by any of the Companies (other than (1) any rig which is not actively marketed, and (2) any Excluded Asset), and (ii) sets forth the location of such rigs as of the date of this Agreement.

     (j)  EMPLOYEES AND EMPLOYEE BENEFIT MATTERS.

          (1) To the Knowledge of Oxy, all of the Employees of the Companies are employed on an at-will basis and may be terminated without cause.

          (2) None of the Companies is a party to any collective bargaining agreement within the United States, and no such collective bargaining agreement is being negotiated by, or with respect to, any of the Companies.

          (3) Oxy has delivered to Nabors a copy of the Severance Program. None of the Companies maintains any other severance program.

          (4) The plans, programs and arrangements set forth on Schedule 2(j) of the Disclosure Schedule are herein referred to as the "Companies Employee Benefit Plans." With respect to each of the Companies Employee Benefit Plans, Oxy has made available to Nabors true and complete copies of: (a) all plan documents, including any related trust agreements, insurance contracts or other funding arrangements; (b) the most recent determination letter received from the Internal Revenue Service (where applicable); (c) the most recent IRS Series 5500 Form, including, where applicable, the most recent financial statement; and (d) the most recent summary plan description.

           (5) None of the Companies maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees from such Company except as required by COBRA.

           (6) The Companies do not maintain or contribute to a trust, organization or association described in any of sections 501(c)(9), 501(c)(17) or 501(c)(20) of the Code.

           (7) Favorable determination letters have been received from the Internal Revenue Service with respect to each Companies Employee Benefit Plan that is intended to comply with the provisions of section 401(a) of the Code, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Companies' Employee Pension Benefit Plans have been amended on a timely basis so as to bring them into compliance with the Tax Reform Act of 1986 and other applicable laws and governmental regulations for which amendment has been required to be made.

          (8) To the Knowledge of Oxy, each Companies Employee Benefit Plan that is or has been subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA has been terminated.

          (9) Neither the Companies nor any ERISA Affiliate of the Companies presently maintains, contributes to or has any Liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in section 3(37) of ERISA.

          (10) To the Knowledge of Oxy, none of the Companies is a party to any employment agreement, whether written or oral, or any Companies Employee Benefit Plan which contains any provision relating to change in control of such Company.

          (11) To Knowledge of Oxy, none of the Companies has guaranteed any loan to any Employee or former employee of such Company in, with respect to each such Employee or former employee, an amount exceeding $10,000.

          (12) None of the Companies has made or become obligated to make, or will, as a result of any event connected with the acquisition of the Companies by Nabors or any other transaction contemplated herein, make or become obligated to make, any "excess parachute payment" as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

          (13) To the Knowledge of Oxy, there has been no act or omission by any of the Companies, or by any current or prior Affiliate of any such Company, that would impair in any material respect the right or ability of such Company to amend or terminate unilaterally any Companies Employee Benefit Plans or to terminate unilaterally, as of the Closing Date, the accrual of any benefits after the Closing Date with respect to employees or former employees of such Company.

     (k) ELIGIBILITY FOR SECTION 338(H)(10) ELECTION. A consolidated federal income return with the Parent and the Companies was, or will be, filed for the current taxable year and the taxable year immediately preceding the current taxable year, and the Parent is eligible to make an election under 338(h)(10) of the Code with respect to the Companies.

     (l) EXISTING PARTNERSHIP. None of the Companies is subject to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for federal income tax purposes.


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



     (m) BROKERS' FEES. Neither Oxy nor any of the Companies has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Nabors or any of its Affiliates could become liable or obligated.

     (n) INVESTMENT INTENT. Oxy understands and acknowledges that the Warrant and the Nabors' Common Stock into which the Warrant shall be exercisable have not been registered under the Securities Act or under the securities laws of any State. Oxy (a) has such business experience that it is capable of evaluating the merits and risks of its investment in the Warrant and such Common Stock, and (b) is acquiring the Warrant for its own account for the purpose of investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, except (a) in any offering covered by a registration statement under the Securities Act, or (b) pursuant to an applicable exemption under the Securities Act.

     (o) REGULATED INDUSTRY. None of Oxy or any of the Companies is, with respect to the businesses of the Companies, subject to regulation under the PUHCA, the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, nor is any such Person subject to regulation pursuant to any rules or regulations promulgated thereunder. None of Oxy or any of the Companies is, with respect to such businesses, a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the PUHCA and the rules and regulations promulgated thereunder.

     (p) ACKNOWLEDGMENT CONCERNING NABORS REPRESENTATIONS AND WARRANTIES. Oxy acknowledges and affirms that it has had the opportunity to complete its own independent investigation, analysis and evaluation of Nabors and the business, assets, liabilities and prospects of Nabors, that Oxy has been afforded the opportunity to inspect the assets of Nabors, that, in making its decision to acquire the Warrant, Oxy has relied upon (i) its own independent investigation, analysis and evaluation of the businesses, assets, liabilities and prospects of Nabors, (ii) the representations and warranties of Nabors set forth in Section 3, and (iii) the covenants of Nabors set forth in Sections 4 and 5, and in the Warrant, as a basis for such acquisition, and that Oxy has made all such reviews and inspections of the foregoing as it has deemed necessary or appropriate.

     (q)  LIMITATION ON REPRESENTATIONS AND WARRANTIES.

          (1) Except as and to the extent expressly set forth in this Section 2, included on any Schedule hereto or included in any writing delivered by Oxy to Nabors concurrently herewith or subsequent hereto expressly pursuant to this Agreement, Oxy makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Nabors or any of its Affiliates, employees,


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

     agents, consultants or representatives (including, without limitation, any opinion, information, projection, financial statement or advice that may have been provided to Nabors by any officer, director, employee, agent, consultant or representative of Oxy or of any Affiliate thereof).

          (2) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OXY MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FOLLOWING MATTERS: THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF, COMPLIANCE WITH ANY LAW APPLICABLE TO, OR TITLE OF ANY OF THE COMPANIES TO, ANY OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE ASSETS, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT NABORS SHALL BE DEEMED TO BE OBTAINING RIGHTS IN THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS".

          (3) Oxy makes no representation or warranty to Nabors regarding the probable success or profitability of the Companies, or of any of the assets of any the Companies.

     3. REPRESENTATIONS AND WARRANTIES OF NABORS. Nabors represents and warrants to Oxy that:

     (a) ORGANIZATION OF NABORS. Nabors is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     (b) AUTHORIZATION OF TRANSACTION BY NABORS. Nabors has all requisite corporate power and authority to execute and to deliver this Agreement and the Warrant, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Nabors of this Agreement and the Warrant and the consummation by Nabors of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Nabors. This Agreement has been duly executed and delivered by Nabors and constitutes the legally valid and binding obligation of Nabors, enforceable against Nabors in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). The Warrant, when executed and delivered by Nabors, will constitute the legally valid and binding obligation of Nabors, enforceable against Nabors in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). Nabors is not obligated to give any notice to, to make any filing or registration with, or to obtain any authorization, consent, approval or order of, any Governmental Authority or any other Person in connection with the execution, delivery or performance by Nabors of this Agreement or the Warrant or the consummation by Nabors of the transactions contemplated by this Agreement or the Warrant, other than (i) compliance with the applicable requirements of the Hart-Scott-Rodino Act, (ii) as set forth on
Schedule 3(b), (iii) filings with federal or state securities commissions in connection with the transactions contemplated by the Warrant, (iv) filings with Governmental Authorities in the Ordinary Course of Business of Nabors that are not required to be made prior to the consummation of the transactions contemplated hereby, and (v) such authorizations, consents, approvals or orders that, if not obtained, and such notices, filings or registrations that, if not made, would not, individually or in the aggregate, have (A) a Material Adverse Effect with respect to Nabors, or (B) any adverse effect on the ability of Nabors to perform this Agreement or the Warrant.

     (c) POWER AND AUTHORITY OF NABORS. Nabors has all requisite corporate power and authority to own, lease and operate its properties and to carry on the business in which it is engaged and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not result, individually or in the aggregate, in a Material Adverse Effect with respect to Nabors. No dissolution, liquidation or bankruptcy proceeding is pending, contemplated or threatened against Nabors. Nabors has delivered to Oxy correct an complete copies of the charter and bylaws of Nabors (in each case as amended to date), and all of such documents are in effect and are complete.

     (d) CAPITALIZATION OF NABORS. As of the date hereof, the authorized capital stock of Nabors consists of 200,000,000 shares of the Nabors Common Stock, 10,000,000 shares of Nabors Preferred Stock, and 8,000,000 shares of
Nabors Class B Stock.   As of February 29, 1996, 84,939,540 shares of the
Nabors Common Stock were issued and outstanding, and no shares of the Nabors Preferred Stock or the Nabors Class B Stock were issued and outstanding. As of the date hereof, (i) 1,000,000 shares of the Nabors Common Stock were reserved for issuance upon the exercise of Warrant, (ii) 20,659,220 shares of the Nabors Common Stock were reserved for issuance pursuant to option and employee benefit plans, and (iii) 2,600,000 shares of the Nabors Common Stock were reserved for issuance pursuant to the terms of certain transactional documents entered into pursuant to transactions with third parties. All of the issued and outstanding shares of the capital stock of Nabors have been duly authorized and are validly issued, fully paid and nonassessable, and no shares of the capital stock of Nabors are subject to, nor have they been issued in violation of, preemptive rights. The Warrant, when executed and delivered by Nabors, will have been duly authorized and validly issued and will not be subject to, nor issued in violation of, preemptive rights. Except as referred to above, there are outstanding (a) no Equity Securities of Nabors, and (b), except for the obligations of (1) Oxy and Nabors pursuant to this Agreement, and (2) Nabors pursuant to the Warrant, no options or other rights to acquire from Nabors, and no obligations of Nabors to issue or sell, any Equity Securities of Nabors. Except for the arrangements or agreements set forth on Schedule 3(d), there are no outstanding obligations of Nabors to repurchase, redeem or otherwise acquire any shares of its capital stock. There is no agreement or arrangement restricting the voting or transfer of any of the Equity Securities of Nabors. Except as contemplated by the Warrant or as set forth on Schedule 3(d), there are no agreements or arrangements to which Nabors is a party pursuant to which Nabors is or could be required to register shares of the Nabors Common Stock under the Securities Act.

     (e) LEGAL COMPLIANCE; NONCONTRAVENTION. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby has been filed or commenced against Nabors, and, to the knowledge of Nabors, no such action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened to be so filed or so commenced. Except as set forth in
Schedule 3(e), the execution and delivery of this Agreement and the Warrant by Nabors does not, and the performance of this Agreement and the Warrant by Nabors will not, (i) conflict with, or violate, the certificate of incorporation or bylaws of Nabors, (ii) conflict with, or violate, any Law in effect as of the date of this Agreement and applicable to Nabors or by which any of the properties of Nabors are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any Person (other than Nabors) any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the properties or assets of Nabors pursuant to, any note, bond, mortgage, indenture, Contract, lease, license, Permit, franchise or other instrument or obligation to which Nabors is a party or by which any of the properties of Nabors are bound or affected, except, in the case of clauses (ii) and (iii) above, for such breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Nabors.

     (f) SEC FILINGS OF NABORS. Nabors has delivered to Oxy accurate and complete copies of (i) the Annual Report on Form 10-K of Nabors for the fiscal year ended September 30, 1995, (ii) its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, (iii) its Proxy Statement for its last Annual Meeting of Shareholders, and (iv) its Current Reports on Form 8-K as filed since September 30, 1995, in each case in the form filed by Nabors with the Securities and Exchange Commission (together, the "Nabors Reports"). The Nabors Reports are the only reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by Nabors with the Securities and Exchange Commission since September 30, 1995. None of the Nabors Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Nabors (together the "Nabors Financial Statements") included in such reports present fairly, in conformity in all material respects with GAAP (except as may be indicated in the notes thereto and except that certain information and disclosure normally included in notes to consolidated financial statements have been condensed or omitted from the unaudited consolidated interim financial statements pursuant to rules and regulations of the Securities and Exchange Commission, but any resultant disclosures are in accordance with GAAP as they apply to interim reporting), the consolidated financial position of Nabors as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

     (g) MATERIAL ADVERSE EFFECT. Since December 31, 1995, other than as described in the Nabors Reports, no event has occurred, or condition exists, which would constitute or cause, individually or in the aggregate, a Material Adverse Effect with respect to Nabors.

     (h) BROKERS' FEES. Nabors does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Oxy or any of its Affiliates could become liable or obligated.

     (i) INVESTMENT. Nabors is acquiring the Stock for its own account for the purpose of investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, except (i) in an offering covered by a registration statement the Securities Act, or (ii) pursuant to an applicable exemption under the Securities Act.

     (j) ABILITY TO PAY. Nabors has available sufficient funds to pay the Cash Portion of the Purchase Price, together with all costs and expenses relevant thereto, and otherwise to perform its obligations under this Agreement and the Warrant.

     (k) EMPLOYEE BENEFIT MATTERS. With respect to each of Nabors' Employee Benefit Plans, Nabors has delivered to Oxy true and complete copies of (i) all plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is not a written plan document; (ii) the most recent determination letter received from the Internal Revenue Service (where applicable); (iii) the most recent IRS Series 5500 Form; (iv) the most recent financial statements (where applicable); and (v) the most recent summary plan description.

     (l) REGULATED INDUSTRY. Nabors is not subject to regulation under the PUHCA, the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, nor is Nabors subject to regulation pursuant to any rules or regulations promulgated thereunder. Nabors is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the PUHCA and the rules and regulations promulgated thereunder.

     (m) ACKNOWLEDGMENT CONCERNING OXY REPRESENTATIONS AND WARRANTIES. Nabors acknowledges and affirms that it has had the opportunity to complete its own independent investigation, analysis and evaluation of the Companies and the respective businesses, assets, liabilities and prospects of the Companies, that Nabors has been afforded the opportunity to inspect the assets of the Companies, that any prior financial information delivered by Oxy or any of its Affiliates to Nabors will be superseded by the Financial Statements, that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Nabors has not relied upon such financial statements but upon (i) its own independent investigation, analysis and evaluation of the businesses, assets, liabilities and prospects of the Companies, (ii) the representations and warranties of Oxy set forth in Section 2, and (iii) the covenants of Oxy set forth in Sections 4 and 5, as a basis for entering into this Agreement and the consummation of such transactions, and that Nabors has made all such reviews and inspections of the foregoing as it has deemed necessary or appropriate.

     (n)  LIMITATION ON REPRESENTATIONS AND WARRANTIES.

          (1) Except as and to the extent expressly set forth in this Section 3, included on any Schedule hereto or included in any writing delivered by Nabors to Oxy concurrently herewith or subsequent hereto expressly pursuant to this Agreement, Nabors makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Oxy or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection, financial statement or advice that may have been provided to Oxy by any officer, director, employee, agent, consultant or representative of Nabors or of any Affiliate thereof).

          (2) Nabors makes no representation or warranty to Oxy regarding the probable success or profitability of Nabors.

     4. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     (a) GENERAL. Each of the Parties shall refrain, and shall cause each of its Affiliates to refrain, from taking any action that would (i) prevent or invalidate the consummation of the transactions contemplated by this Agreement, or (ii) cause this Agreement or the transactions contemplated hereby to violate any Law. Each of the Parties shall endeavor in good faith to cause the conditions (a) to its obligations to close, and (b) to the obligations of the other Party to close, to be fulfilled at or prior to the Closing.

     (b) NOTICES AND CONSENTS. Oxy will give any notices to third parties, and will use all reasonable commercial efforts to obtain all third-party consents, that are required for the consummation of the transactions contemplated hereby. Nabors will give any notices to third parties, and will use all reasonable commercial efforts to obtain any third-party consents, that Oxy may reasonably request. Each of the Parties will (and Oxy will cause each of the Companies to) give any notices to, make any filings with, and use all reasonable commercial efforts to obtain any authorizations, consents and approvals of Governmental Authorities in connection with the matters referred to in Sections 2(b) and 3(b). Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that such Party may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use all reasonable commercial efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith; provided, however, that each of the Parties shall retain any rights which it may have to contest any request for information that it reasonably deems to be irrelevant or in excess of any Law.

     (c) OPERATION OF BUSINESS. From and after the date of this Agreement and prior to the Closing, except (i) as otherwise provided in this Agreement, (ii) pursuant to any Law, or (iii) with the prior written consent of Nabors (which consent will not be unreasonably withheld or delayed), (x) Oxy will cause each of the Companies to use reasonable commercial efforts to:

          (1) operate its business only in the Ordinary Course of Business of such Company;

          (2) preserve, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with Persons having significant business relations with it, including, without limitation, suppliers and customers;

          (3) maintain and keep, in all material respects, its Assets in as good repair and condition as at present, ordinary wear and tear excepted; and

          (4) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

     (y)  Oxy shall cause each of the Companies not to:

          (a) enter into any Contract outside the Ordinary Course of Business of such Company;

          (b) make any declaration, setting aside or payment of dividends or distributions in respect of any shares of its capital stock or any redemption, purchase or other acquisition of any of its securities;

          (c) create, or permit the creation of, any Lien upon any of the Assets of such Company, outside the Ordinary Course of Business of such Company;

          (d) enter into any employment contract or collective bargaining agreement, or modify the terms of any existing such contract or agreement;

          (e) establish any new Employee Benefit Plan of such Company, or modify or terminate any existing Employee Benefit Plan of the Company;

          (f) increase or otherwise modify (except (i) as contemplated by this Agreement, and (ii) for the payment of benefits under the Bonus Plans (to the extent applicable to management) and under the Profit Sharing Plans, representing amounts accrued but unpaid prior to the Closing) the compensation of its Employees, including salaries, bonus and other employee benefits, including severance payments;

          (g) sell, lease, transfer or assign any Assets with a Fair Market Value of $25,000 or more, or Assets with an aggregate Fair Market Value of $100,000 or more, in each case tangible or intangible;

          (h) make any capital expenditures other than in the Ordinary Course of Business of such Company, or make any capital expenditures for any single item in excess of $50,000, except as necessary in an emergency situation, provided that Oxy shall, or shall cause such Company to, give to Nabors notice as soon as reasonably possible of such emergency situation;

          (i)  except for (i) borrowings under existing credit facilities, or
     (ii) intercompany indebtedness or obligations owed to Oxy or to any Affiliate of Oxy, in each case in the Ordinary Course of Business of such Company, incur any obligation for borrowed money or purchase money indebtedness;

          (j) make any significant change in the accounting methods, principles or practices of such Company, except to conform to accepted industry practice;

          (k) enter any new bids for turnkey or footage drilling Contracts (where the total direct job costs are expected to exceed $350,000 or the job is expected to take more than 30 days to complete), provided that Nabors agrees to notify such Company of Nabors' decision with regard to turnkey or footage bids within two Business Days after such Company shall notify Nabors of the desire of such Company to bid on such a contract;

          (l) amend, or renew, either of the International Contracts, or enter into any Contract involving operations outside of the United States;

          (m)  hire any Person as a Salaried Employee; or

          (n)  enter into any agreement to do any of the foregoing.

     (d) CONSENTS UNDER SECTION 4(C). For any matter for which Oxy shall request the consent of Nabors under Section 4(c), Oxy shall give written notice to Nabors designating such matter in reasonable detail and requesting consent under Section 4(c). Except as provided in clause (k) of Section 4(c), within five Business Days of receipt of any notice given by Oxy under this Section 4(d), Nabors shall grant or withhold its consent by giving written notice to Oxy or by giving telephonic notice to Oxy, promptly thereafter confirmed by written notice.

     (e) FULL ACCESS. Oxy will permit representatives of Nabors to have full access at reasonable times during normal business hours, in a manner that will not interfere with the normal business operations of the Companies, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to, the Companies; provided, however, that such access shall not operate to cause (i) a waiver of any attorney-client, work product or like privilege, or (ii) a waiver or breach of any other obligation of confidentiality. Nabors will furnish to Oxy, promptly after filing, copies of all reports, schedules, forms, statements and other documents filed by Nabors with the Securities and Exchange Commission.

     (f) NOTICE OF BREACH. Each Party will give prompt written notice to the other Party of any event, fact or condition which constitutes a material breach by the first Party of any of its representations, warranties or agreements set forth in this Agreement.

     (g) NO SHOPPING. From and after the date of this Agreement until the earlier of (i) the Closing, or (ii) the termination of this Agreement in accordance with its terms, Oxy shall, and shall cause each of the Companies to, refrain from taking any action, directly or indirectly, through any officer, director, employee, agent or representative, to solicit or knowingly encourage, including by way of furnishing information, the initiation of any inquiries or proposals regarding, or engage in any discussions or enter into any agreements regarding, any merger, tender offer, sale of shares of capital stock or similar business combination transactions involving the Companies, or any sale of all or substantially all of the Assets.

     (h) INSURANCE MATTERS. Oxy shall deliver to Nabors, not later than five Business Days prior to the Closing, a statement (i) setting forth a summary description of all policies, binders and contracts of insurance (other than real estate title insurance) then in force and providing coverage for the Companies, and (ii) identifying which of such policies, binders and contracts are Owned by the Companies. At the request of Nabors, Oxy shall cause each of the Companies to use its reasonable efforts to obtain an endorsement on each such policy which is Owned by any of the Companies naming Nabors and its Affiliates as additional insureds effective on the Closing Date. No other policy, binder or contract of insurance which is currently in force and providing coverage for the Companies will cover the assets or businesses of any of the Companies after the Closing. After the Closing, Oxy or its representatives may issue a cancellation notice with respect to any document evidencing insurance then outstanding under each policy which is Owned by Oxy or any of its Affiliates (other than the Companies).

     (i)  NO INTERCOMPANY DEBT OR OBLIGATION.   Oxy shall take steps to ensure
that, as of the Closing Date, (i) the Companies shall have no intercompany indebtedness or obligations of any kind owed to Oxy or to any Affiliate of Oxy, and (ii) the Companies shall have no funded debt obligations for borrowed money owed to any Person.

     (j) FINANCIAL STATEMENTS. Oxy shall deliver to Nabors, not later than the Closing, the Financial Statements. Except as noted in the Financial
Statements, the Financial Statements (including the notes thereto) shall be prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, will be consistent with the books and records of the Companies, and will present fairly, in all material respects, the financial position, results of operations and cash flows of the Companies for such period.

     (k) BANKING ARRANGEMENTS OF THE COMPANIES. Oxy shall deliver to Nabors, not later than the Closing, a statement listing (i) the name of each bank or other financial institution in which any of the Companies has an account of any type or safe deposit box and the number of each such account or safe deposit box, and (ii) the names of all Persons having authorization to draw thereon or having access thereto.

     (l) SALARIED EMPLOYEES. Oxy shall cause (i) all Salaried Employees of Exeter (other than toolpushers) and whose principal place of employment is in Denver, Colorado, Houston, Texas, Oklahoma City, Oklahoma, or Midland, Texas, and (ii) not less than four additional Salaried Employees of any of the Companies (other than toolpushers) whose principal place of employment is at any other location to be terminated as Employees prior to the Closing, the selection of such Salaried Employees to be at the sole discretion of the Companies or Oxy. Prior to the Closing, Oxy shall cause the Companies not to transfer the location of employment of any Salaried Employee (other than toolpushers) whose principal place of employment is in any of the locations referred to in clause (i) of this Section 4(l).

     (m) SUBSTITUTION OF UNDERTAKINGS. Nabors shall use all reasonable commercial efforts to (i) substitute, as of the Closing Date, the Commitment of Nabors for all Commitments of Oxy or any of its Affiliates (other than the Companies) (other than any such Commitment pertaining to any Liability with respect to which Oxy shall have indemnified Nabors pursuant to the provisions of Section 7(b)(ii)) to (a) any Governmental Authority in support of (1) any Permit affecting any of the Companies or their respective Assets, or (2) any agreement or contract between any of the Companies and any Governmental Authority, (b) any financial institution providing an undertaking to either a Governmental Authority or a Person that is a party to any agreement or contract with any of the Companies, and (c) any other Person that is a party to any agreement or contract with any of the Companies, or (ii) otherwise arrange for the release of Oxy or any such Affiliate from any such Commitment. Oxy shall deliver to Nabors, not later than 10 calendar days prior to the Closing, a list of each such Commitment. Nabors shall reimburse Oxy for, and shall indemnify and hold Oxy harmless from and against any liability, cost or expense relating to, (A) any payment made in accordance with any such Commitment for which Nabors does not substitute its Commitment in accordance with the provisions of this Section 4(m), except to the extent that such payment relates to the period prior to the Closing, and (B) any costs and expenses incurred by Oxy or any of its Affiliates after the Closing in maintaining any such Commitment.

     (n) EXCLUDED ASSETS. Prior to the Closing, Oxy shall cause each of the Companies to assign or transfer to Oxy or its designee all Excluded Assets and all Assets that are treated as Excluded Assets pursuant to the provisions of
Section 1(j), and any such assignment or transfer shall be permitted without the consent of Nabors notwithstanding the provisions of Section 4(c); provided, however, that, if any such assignment or transfer shall be prohibited without the consent of a third party and such consent shall not have been obtained prior to the Closing, then (i) such assignment or transfer shall not be completed prior to the Closing, (ii), from and after the Closing, Nabors will use all reasonable commercial efforts to obtain such third-party consent,
(iii), if Nabors obtains such third-party consent, Nabors will cause the Company which shall Own such Excluded Asset or Asset to transfer such Excluded Asset or Asset to Oxy or its designee for no additional consideration to such Company, Nabors or any of its Affiliates pursuant to a deed or other assignment document reasonably acceptable to Oxy and Nabors, and (iv) Oxy shall indemnify Nabors and its Affiliates from and against any Liability (other than any Liability arising out of any action of Nabors, any of its Affiliates or any of the Companies from and after the Closing) arising out of (A) the ownership of such Excluded Asset or Asset, and (B) any such transfer.

     (o) WHEELS LEASE. Prior to the Closing, Nabors and Oxy shall use all reasonable commercial efforts (i) to obtain all requisite consents from Wheels, Inc. for the assignment or transfer to Nabors of all rights and obligations with respect to that portion of the Wheels Lease that relates to the Vehicles Owned by the Companies as of the Closing, (ii) to have Nabors enter into a new lease agreement whereby Nabors shall assume all Liability arising from and after the date of such lease agreement with respect to the Vehicles, and (iii) to have Wheels, Inc. release Oxy, OPC and any of its Affiliates from any Liability from and after the date of such release with respect to the Vehicles. In the event that, on or prior to the Closing Date, the requisite consent for such transfer is not obtained, and Nabors does not execute a new lease agreement with Wheels, Inc., Oxy and OPC shall, at the Closing, assign their rights to the Vehicles under the Wheels Lease to Nabors, and Nabors shall, by an instrument in writing, indemnify Oxy and OPC from and against any Liability arising from and after the Closing Date with respect to the Vehicles or resulting from, or arising out of, such assignment. Such assignment shall cover the Vehicles only for the remaining term of the Wheels Lease.

     (p) NEGOTIATION REGARDING ALTERNATIVE CONSIDERATION. Prior to the Closing, Nabors and Oxy shall negotiate in good faith to enter into, prior to the Closing, an amendment to this Agreement to provide for (i) the delivery by Nabors to Oxy, at the option of Nabors and at the Closing, in lieu of the Warrant and as a part of the Consideration, a number of shares of the Nabors Common Stock equal to the number obtained by dividing $4,000,000 by the Average Closing Price, and (ii) such other terms and conditions with respect to such shares and the issuance thereof (including terms with respect to registration rights) as may be mutually acceptable to Nabors and Oxy; provided, however, that any failure to enter into any such agreement shall not (1) constitute a breach or failure to perform any representation, warranty, covenant or agreement under this Agreement, or (2) any failure of any condition set forth in Section 6(a) or 6(b), in each case for all purposes of this Agreement.

     5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

     (a) GENERAL. In case, at any time after the Closing, any further action is necessary or desirable to consummate or implement the transactions contemplated by this Agreement, each of the Parties will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the other Party may reasonably request; provided, however, that this Section 5(a) shall not be deemed to require either Party to expend funds or to incur obligations not otherwise expressly required pursuant to this Agreement.

     (b) INSURANCE CLAIMS AND RECEIVABLES. During the period commencing at the Closing and ending 125 calendar days after the Closing, Nabors shall cause each of the Companies to use reasonable commercial efforts (i) to collect all insurance claims, accounts receivable or other receivables which were owed by any Person (other than Oxy or any of its Affiliates) to any of the Companies at the Closing, and (ii) to allocate all monies remitted by any such Person to Nabors, any of its Affiliates or any such Company, and received by Nabors, any of its Affiliates or any such Company, during such period to the appropriate invoice or invoices. To the extent that, on the date which shall be 120 calendar days following the Closing Date (or the next Business Day if such date is not a Business Day), any of such insurance claims, accounts receivable or other receivables shall not have been collected by Nabors, the Companies or any such Affiliate, such claims and receivables shall, upon the request of Oxy, be assigned to Oxy or its designee by the Person to which such claim or receivable shall at the time be owing, all without payment of any further consideration to Nabors or any such Person. During the period commencing at the Closing and ending on the date upon which such claims and receivables shall be so assigned to Oxy, representatives of Oxy or any of its Affiliates may assist the Companies in the collection of any such claims and receivables, and Nabors shall cause the Companies to provide to such representatives all appropriate billing and other records, and to otherwise cooperate with such representatives, in connection with such collection

     (c)  BOOKS AND RECORDS.

          (1) INSPECTION. Each Party agrees that, for a period of five years following the Closing Date, such Party shall take all necessary action to ensure that (i) all corporate books and records of the Companies or pertaining to the Assets with respect to periods ending on or before the Closing Date and in the possession or control of such Party or any of its Affiliates shall be open for inspection by representatives of the other Party at any time during regular business hours, and (ii) such other Party may during such period at its expense make such excerpts therefrom as it may reasonably request.

          (2) DESTRUCTION AND COOPERATION. For a period of five years following the Closing Date (or for such longer period as may be required by Law), no Party or any of its Affiliates shall destroy or give up possession of any original or any copy of any of the books and records relating to any matter for which a Party shall have any continuing responsibility under this Agreement without first offering to the other Party the opportunity, at its expense, to obtain such original or a copy thereof. During such period, each Party shall use its best efforts to cooperate with the other Party and make available such records and books to the employees and representatives of such Party to the extent that such Party may reasonably require for its corporate and other business purposes (including, without limitation, attendance at depositions or legal proceedings, or audits requested by such Party to be performed by such Party's independent accountants for any period through the Closing Date).

     (d) OXY TRADENAMES OR TRADEMARKS. Within 120 days after the Closing, Nabors shall cause each of the Companies to eliminate the word "Occidental" or "Oxy", or any word or expression similar thereto, from the names under which Nabors or the Companies do business. As promptly as practicable after the Closing, the word "Occidental" or "Oxy", or any word or expression similar thereto, shall be removed from the respective property, stationery and literature of the Companies, and, thereafter, neither Nabors or the Companies nor any Affiliate of any thereof shall use any such logo or name belonging to Oxy or any of its Affiliates.

     (e)  COVENANTS REGARDING EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

     (1) Effective as of the Closing Date, Nabors shall cause the Companies or any of their Affiliates to continue to employ each Salaried Employee (except each of the Salaried Employees who shall be terminated pursuant to the provisions of Section 4(l)) at the same level of salary or wages and in a comparable job or function as prior to the Closing. In the event that any of the Companies or their Affiliates shall terminate any Salaried Employee who was eligible to participate in the Severance Program (other than "for cause" (i.e. misconduct or failure to perform properly the duties of such Salaried Employee)) after the Closing and on or prior to September 30, 1996, Nabors shall, or shall cause such Company to, pay to such Salaried Employee severance benefits not less than those severance benefits provided under the Severance Program.

     (2) As of the Closing, Nabors shall, or shall cause the Companies to, provide the Employees with retirement, savings, medical, dental, life, long-term disability, short-term disability, vacation, severance pay and other benefits comparable in type and aggregate value to those provided either (i) to such Employees by the Companies immediately prior to Closing, or (ii) by Nabors pursuant to the benefit plans and arrangements which shall be in effect on the Closing Date with respect to comparable employees of Nabors.

     (3) Each of the Employees on the Closing Date who shall be eligible to participate in the Nabors' or the Companies' Employee Welfare Benefit Plans shall participate in such plans as of and from the Closing Date. Each of the Employees and their eligible dependents who are participants in the Companies' medical or dental care plans, as applicable immediately prior to the Closing, shall be deemed to satisfy following the Closing any pre-existing condition limitations under group medical, dental, life insurance or disability plans that shall be part of Nabors' or the Companies' Employee Benefit Plans to the same extent as such pre-existing condition limitations were satisfied immediately prior to the Closing, and amounts paid by such Employees in calendar year 1996 towards deductibles and copayment limitations under the Companies' medical and dental plans immediately prior to the Closing shall be counted toward meeting following the Closing any similar deductible and copayment limitations under the Nabors' or the Companies' medical and dental plans that shall be part of such benefit plans after the Closing, provided that no such amounts shall be due or refunded to Employees.

     (4) Nabors shall recognize, or cause the Companies to recognize, all service credited for each of the Employees on the Companies' records for purposes of eligibility for participation and vesting under the Nabors' or the Companies' Employee Benefit Plans and the level of benefits under such plans but specifically excluding any benefit accrual under any Employee Benefit Plan of Nabors that is a defined benefit plan.

     (5) From and after the Closing, the Employees shall be entitled to retain and take any paid vacation days accrued but not taken under the Companies' vacation policies prior to the Closing, provided that such vacation days are taken, or paid in lieu of being taken, on or before September 30, 1996.

     (6) Nabors, the Companies and Oxy agree to furnish each other with appropriate records for each of the Employees as may be necessary to assist in proper benefit administration.

     (7) Nothing expressed or implied in this Agreement shall confer upon any Employee, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment whether directly or as a third party beneficiary, or continued employment for any specified period, of any nature or kind whatsoever.

     (8) Nabors shall, to the extent set forth in Section 7(c), hold Oxy and its Affiliates harmless (i) from all claims by any Employee who shall continue employment with the Companies, Nabors or any of its Affiliates after the Closing but whom Nabors or any member of its Affiliated Group shall thereafter terminate, or by any spouse, dependent, estate or other beneficiary or representative of such Employee, and (ii) from any claims or charges by, or relating to, any such Employee concerning wrongful termination, discrimination or harassment, or violation of any Law, including, without limitation, (a) the Fair Labor Standards Act, (b) the Labor Management Relations Act, (c) the Workers Adjustment and

Retraining Notification Act, (d) the Americans With Disabilities Act, (e) ERISA, (f) COBRA, (g) the National Labor Relations Act, (h) the Family and Medical Leave Act, and (i) Title VII of the Civil Rights Act of 1964, all as attributable to the conduct of Nabors or any member of its Affiliated Group with respect to such Employee relating to the period subsequent to the Closing.

     (9) Oxy shall, to the extent set forth in Section 7(b), hold Nabors and its Affiliates harmless (i) from all claims by any Employee or former employee terminated by any of the Companies prior to the Closing, or by any spouse, dependent, estate or other beneficiary or representative of such Employee or former employee, and (ii) from any claims or charges by, or relating to, any such Employee or former employee concerning wrongful termination, discrimination or harassment, or violation of any Law, including, without limitation, (a) the Fair Labor Standards Act, (b) the Labor Management Relations Act, (c) the Workers Adjustment and Retraining Notification Act, (d) the Americans With Disabilities Act, (e) ERISA, (f) COBRA, (g) the National Labor Relations Act, (h) the Family and Medical Leave Act, and (i) Title VII of the Civil Rights Act of 1964, all as attributable to the conduct of the Companies or any member of its Affiliated Group with respect to the Employees or former employees of the Companies relating to the period prior to the Closing.

     (f) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated by this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date and involving the Companies, the other Party will cooperate with such Party and its counsel in such contest or defense, make available the personnel of such other Party, and provide such testimony and access to its books and records as shall be necessary in connection with such contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7).

     (g)  COVENANTS REGARDING TAXES.

          (1) ELECTION PURSUANT TO SECTION 338(H)(10) OF THE CODE. Nabors and Oxy shall cooperate to take, or cause to be taken, and shall take, or cause to be taken, all actions necessary and appropriate to effect a timely proper election under Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder and, to the extent possible, to make similar elections for state income tax purposes. Oxy and Nabors shall comply fully with all filing and other requirements necessary to effectuate such elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such elections, including the exchange of information and the joint preparation and delivery to each other of Form 8023-A (including related schedules) not later than 90 calendar days after any agreement with respect to, or final determination of, the Cash Portion of the Purchase Price pursuant to Section 1(h), or, in any case, not later than the due date of such form, and the filing of such form and related schedules with their respective income Tax Returns in the time and manner prescribed by law. The Parties shall allocate the Purchase Price, as adjusted, with respect to the assets of the Companies among Classes I, II, III and IV in accordance with Treasury Regulation sections 1.338(b)-2T(b)(1) and (2) and 1.1060-1T(d)(1) and (2). The portion of the
Purchase Price, as adjusted, allocable to the assets of the Companies falling within Class III of Treasury Regulations referred to above shall be agreed upon by Oxy and Nabors, and such allocations shall be binding on the Parties with regards to income Taxes.

          (2) ALLOCATION BETWEEN PARTIAL PERIODS. Except as provided below, any real and personal property taxes, ad valorem taxes and franchise taxes for the tax period commencing prior to the Closing Date and ending after the Closing Date shall be apportioned on a per diem basis between (i) the period commencing prior to the Closing Date and ending on the Closing Date, and (ii) the period commencing on the day immediately following the Closing Date and ending on the last day of such tax period; and, in the case of any other Taxes, such Taxes shall be apportioned on the actual activities, taxable income or taxable loss of the Companies, as applicable, during such periods.

     Sales Taxes and Transfer Taxes relating to the transfer of the assets of the Companies and the other transactions contemplated by this Agreement shall be borne by Nabors. Nabors and Oxy shall cooperate fully with each other in connection with (i) the preparation and filing of any Tax Return, exemption certificate or other filing relating to such Sales Taxes or Transfer Taxes, including, without limitation, registering as a licensed vendor in any state or local jurisdiction as may be required to claim exemption from such Tax, and
(ii) any audit or examination by any Governmental Authority of the Tax Returns, exemption certificates or other filings referred to above. Such cooperation shall include, without limitation, the furnishing or making available books of account, powers of attorney and other materials relating to the assets or the stock of the Companies which are necessary or helpful for the defense against the assertions of any taxing authority relating to any of the transactions contemplated hereunder.

          (3) COOPERATION. Oxy shall be solely responsible for, and shall control, the conduct and settlement of audits for any periods ending on or before the Closing Date, and Nabors shall be solely responsible for, and shall control, the conduct and settlement of audits for any periods ending after the Closing Date. Each Party agrees (i) to assist (and cause their respective Affiliates to assist) the other Party in preparing any Tax Returns for which such other Party is responsible, (ii) to cooperate fully (and to cause their respective Affiliates to cooperate fully) in preparing for any audits of, or disputes with, any Governmental Authorities regarding, any Tax Returns for which such other Party is responsible or with respect to Taxes for which such other Party is liable under this Agreement, (iii) to make available (and cause their respective Affiliates to make available), as reasonably requested, all information, records and documents relating to such Taxes, (iv) to provide timely notice to the other Party in writing of any pending or threatened tax audits or assessments for which such other Party may be liable under this Agreement, (v) to furnish

(and to cause their respective Affiliates to furnish) to the other Party any correspondence received from any Governmental Authority in connection with any tax audit, information request, or refund claim with respect to Taxes for which such other Party may be liable under this Agreement, and (vi) to cooperate and provide information, records and documents necessary to administer or enforce this Agreement. Notwithstanding anything in this Agreement to the contrary, the Parties (and their respective Affiliates) will continue to retain all tax records and any other documents relevant to tax matters involving the Companies or the assets thereof for any taxable year that begins before the Closing Date for at least five years, and neither Oxy or Nabors nor any of their respective Affiliates will destroy any such tax records or documents without written notification at least 60 days before such destruction to Oxy or Nabors, as the case may be. If Oxy or Nabors desires to retain such records, it shall be permitted to do so at its own expense.

     6. CLOSING CONDITIONS.

     (a) CONDITIONS TO OBLIGATION OF NABORS. The obligation of Nabors to purchase the Stock hereunder shall be subject to satisfaction of the following conditions:

          (1) Oxy shall have furnished Nabors at the Closing with certified copies of resolutions duly adopted by the Board of Directors of Oxy, which resolutions shall authorize the execution, delivery and performance of this Agreement by Oxy;

          (2) The representations and warranties of Oxy set forth in Section 2 shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, or (ii) as contemplated by this Agreement);

          (3) Oxy shall have performed, and complied with, in all material respects all of the covenants and agreements required of it by this Agreement as of the Closing;

          (4) Nabors and Oxy shall have procured all of their third party consents specified in Section 4(b) without imposition of any material condition determined to be unacceptable to Nabors in its reasonable judgment;

          (5) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of such transactions to be rescinded following consummation, (iii) affect adversely the right of Nabors to own the common stock of each of the Companies and to control them, or (iv) affect adversely the right of each of the Companies to own its Assets and to operate its business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (6) Oxy shall have delivered to Nabors stock certificates representing the Stock, endorsed in blank or accompanied by duly executed stock powers, signature guaranteed;

          (7) Oxy shall have delivered to Nabors a certificate to the effect that each of the conditions specified above in Section 6(a)(1) through 6(a)(6) is satisfied in all material respects;

          (8) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (9) Nabors shall have received the resignations, effective as of the Closing, of each director and officer of the Companies;

          (10) Nabors shall have received from (i) Robert E. Sawyer, Esq., an Associate General Counsel of OPC and counsel to Oxy and its Affiliates in connection with this transaction, an opinion, dated the Closing Date, in form and substance as set forth in Schedule 6(a)(10)(i), and (ii) Woodburn and Wedge, special Nevada counsel to Oxy in connection with this transaction, an opinion, dated the Closing Date, in form and substance as set forth in Schedule 6(a)(10)(ii); and

          (11) All actions, proceedings, instruments and other documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel to Nabors.

     At or prior to the Closing, Nabors may waive in writing any condition specified in this Section 6(a).

     (b) CONDITIONS TO OBLIGATION OF OXY. The obligation of Oxy to sell the Stock hereunder shall be subject to satisfaction of the following conditions:

          (1) Nabors shall have furnished Oxy at the Closing with certified copies of resolutions duly adopted by the Board of Directors of Nabors, which resolutions shall authorize the execution, delivery and performance of this Agreement by Nabors;

          (2)  The representations and warranties of Nabors set forth in
     Section 3 shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, or
     (ii) as contemplated by this Agreement);

          (3) Nabors shall have performed, and complied with, in all material respects all of the covenants and agreements required of it by this Agreement as of the Closing;

          (4) Nabors and Oxy shall have procured all of their third party consents specified in Section 4(b) without imposition of any material condition determined to be unacceptable to Oxy in its reasonable judgment;

          (5) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of such transactions to be rescinded following consummation, or (iii) affect adversely the right of Oxy to own the Warrant (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (6) Nabors shall have delivered to Oxy at the Closing (i) the Estimated Cash Portion of the Purchase Price, and (ii) the Warrant duly executed by an authorized officer of Nabors;

          (7)  From the date of this Agreement, there shall not have occurred
     (i) any suspension or material limitation of trading in securities generally on the American Stock Exchange, (ii) any suspension of trading of any securities of Nabors, including the Nabors Common Stock, by the Securities and Exchange Commission or any national securities exchange, or
     (iii) any banking moratorium which shall have been declared by Federal or New York authorities;

          (8) Nabors shall have delivered to Oxy a certificate to the effect that each of the conditions specified above in Section 6(b)(1) through 6(b)(7) is satisfied in all material respects;

          (9) All applicable waiting periods (and any extensions hereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (10) Oxy shall have received from Baker & McKenzie, counsel to Nabors, an opinion, dated the Closing Date, in form and substance as set forth in Schedule 6(b)(10); and

          (11) All actions, proceedings, instruments and other documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel to Oxy.

At or prior to the Closing, Oxy may waive in writing any condition specified in this Section 6(b).

     (c) WAIVER OF BREACH. In the event of any breach by any Party of any of the representations, warranties, covenants or agreements of such Party contained in this Agreement (whether notice of such breach shall be set forth in any certificate furnished pursuant to the provisions of Section 6(a)(7) or 6(b)(8) or otherwise), the other Party may elect to consummate the purchase and sale of the Stock hereunder, and, upon any such election, (i) the Parties may enter into a mutually acceptable amendment to this Agreement addressing such breach and any other matters related thereto, or (ii) such other Party shall unilaterally waive such breach; provided, however, that in no event shall the Party responsible for such breach be required to enter into any such amendment unless such amendment provides that such breach shall be deemed unconditionally waived by such other Party for all purposes of this Agreement.

     (d) WAIVER FOR ALL PURPOSES. Any waiver of any condition pursuant to the provisions of Section 6(a) or 6(b) shall be a waiver for all purposes of this Agreement but only with respect to such condition, and any waiver of any breach pursuant to the provisions of Section 6(c) shall be a waiver for all purposes of this Agreement but only with respect to such breach.

     7.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Parties contained in Sections 2 and 3 (as confirmed by the certificates delivered pursuant to the provisions of Sections 6(a)(7) and 6(b)(8)), and all of the covenants in Section 5, shall survive the Closing hereunder for the Survival Period, after which they shall terminate and be of no further force or effect.

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF NABORS. Oxy shall defend, indemnify and hold Nabors harmless from and against any and all Adverse Consequences incurred or suffered by Nabors or any of its Affiliates and resulting from, or arising out of, any of the following:

          (i) any breach or nonperformance, either partial or total, by Oxy of any representation, warranty, covenant or agreement of Oxy set forth in this Agreement, or in any certificate delivered by Oxy pursuant to the provisions of Section 6(a)(7);

          (ii) any Liability of any of the Companies to the extent, and only to the extent, that such Liability (1) was created or incurred on or before the Closing Date, or arose from any fact, event, condition or circumstance existing on or before the Closing Date, (2) is not a Continuing Obligation, (3) is not reflected in, or reserved against on, the Statement of Consolidated Working Capital, and (4) does not arise from (A) any representation, warranty, statement, information, opinion, projection, financial statement or advice referred to in clause (1) of Section 2(q),
     (B) the maintenance, repair, condition, quality, suitability, design or marketability of, or title of any of the Companies to, any of the Assets, the merchantability or fitness for any particular purpose of any of the Assets, or compliance with any Law applicable to any personal property of any of the Companies, or (C) any matter set forth in clause
     (3) of Section 2(q). In the case of any Liability arising from workers' compensation claims, such Liability shall be considered to be created or incurred on or before the Closing Date if such claim relates exclusively to, or arises primarily as a result of, illnesses or injuries sustained on or prior to the Closing Date; and

         (iii) any Liability of any of the Companies arising out of any failure of either of the Profit Sharing Plans to meet the requirements of a "qualified plan" under section 401(a) of the Code as a result of any action, or omission, by any of the Companies prior to the Closing;

provided, however, that Oxy shall have no obligation to indemnify, defend or hold Nabors harmless with respect to any Adverse Consequence (1) to the extent that such Adverse Consequence (A) has been taken into account in calculating the Purchase Price, or (B) results from, or arises out of, any Real Property Title Defect, or (2) unless Oxy receives notice from Nabors of such Adverse Consequence within the applicable Survival Period. Notwithstanding anything in this Agreement to the contrary, Oxy shall not have any obligation to defend, indemnify and hold Nabors harmless against any Adverse Consequence until Nabors and its Affiliates have suffered Adverse Consequences for which Nabors is entitled to indemnification hereunder in an aggregate amount exceeding $200,000 (and then only to the extent of such excess); provided, however, that the limitation set forth immediately above with respect to $200,000 shall not apply to any Adverse Consequence incurred or suffered by Nabors or any of its Affiliates and resulting from, or arising out of, any Liability (y) constituting a Special Matter and referred to in clause (i) or (iii) of the definition thereof, or (z) referred to in clause (iii) of this Section 7(b). Except as set forth hereafter in this Section 7(b), in no event shall Oxy's aggregate liability for all Adverse Consequences exceed the aggregate value of the Purchase Price. Notwithstanding anything herein to the contrary, Oxy's liability for any Adverse Consequences resulting from, or arising out of, any of the representations, warranties, covenants and agreements of Oxy set forth in Section 5(e)(9) shall be unlimited in amount. Nabors shall take all such reasonable actions as may be necessary to mitigate its damages, which cost of mitigation shall be covered by the indemnity set forth in this Section 7(b).

     Each notice of any Adverse Consequence referred to in this Section 7(b) shall set forth the amount claimed by Nabors to be owing by Oxy to Nabors under this Section 7(b) and a list identifying (to the extent reasonably possible) each separate item constituting such Adverse Consequence.

     (c) INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF OXY. Nabors shall defend, indemnify and hold Oxy harmless from and against any and all Adverse Consequences incurred or suffered by Oxy or any of its Affiliates and resulting from, or arising out, of any of the following:

          (i) any breach or non-performance, either partial or total, by Nabors of any representation, warranty, covenant or agreement of Nabors set forth in this Agreement or in any certificate delivered by Nabors pursuant to the provisions of Section 6(b)(8); and

          (ii) any Liability of any of the Companies to the extent, and only to the extent, that such Liability (1) is created or incurred after the Closing Date, or arises after the Closing Date from any fact, event, condition or circumstance existing from and after the Closing Date, or (2) is a Continuing Obligation;

provided; however, that Nabors shall have no obligation to indemnify, defend or hold Oxy harmless with respect to any Adverse Consequence unless Nabors receives notice from Oxy of such Adverse Consequence within the applicable Survival Period.

     Oxy shall take all such reasonable actions as may be necessary to mitigate its damages, which cost of mitigation shall be covered by the indemnity set forth in this Section 7(c).

     Each notice of any Adverse Consequence referred to in this Section 7(c) shall set forth the amount claimed by Oxy to be owing by Nabors to Oxy under this Section 7(c) and a list identifying (to the extent reasonably possible) each separate item constituting such Adverse Consequence.

     (d)  MATTERS INVOLVING THIRD PARTIES.

          (1) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under Section 4(m), 4(n), 5(e), 9(n) or this Section 7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party thereby is prejudiced.

          (2) The Indemnifying Party will have the right to defend the Indemnified Party against any Third Party Claim and administer all aspects of such defense with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of such Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences that the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by, such Third Party Claim; (ii) such Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (3) So long as the Indemnifying Party is conducting the defense of any Third Party Claim in accordance with Section 7(d)(2), (i), unless such Third Party Claim involves Liabilities for litigation, workers' compensation, or general or automobile liability existing on the Closing Date, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
     (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be withheld unreasonably); and (iii), unless such Third Party Claim involves Liabilities for litigation, workers' compensation, or general or automobile liability existing on the Closing Date, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be withheld unreasonably).

          (4) In the event that any of the conditions in Section 7(d)(2) is or becomes unsatisfied, (i) the Indemnified Party may defend against any Third Party Claim in any manner it reasonably may deem appropriate; provided, however, that the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement or agreement to settle such Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld);
     (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such Third Party Claim (including reasonable attorneys' fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences that the Indemnified Party actually suffers resulting from, arising out of, relating to, or caused by, such Third Party Claim to the fullest extent provided in this Section 7.

          (5) To the extent of any payment by the Indemnifying Party of any amount in accordance with the provisions of this Section 7, the Indemnifying Party shall be subrogated to all rights which the Indemnified Party shall have against third parties for the matter indemnified against, upon the full satisfaction by the Indemnifying Party of its indemnity and payment obligations with respect to such matter.

          (6) The provision and procedures of this Section 7(d) (other than the notice requirement in Section 7(d)(1)) shall apply to any Third Party Claim existing on the Closing Date and relating to Liabilities for litigation, workers' compensation, or general or automobile liability, and Oxy hereby assumes, effective as of the Closing, all, and shall have sole, responsibility for the payment, administration and defense of, such Third Party Claims.

     (e) REAL PROPERTY TITLE DEFECTS. In the event that any Real Property Title Defect with respect to any parcel of real property Owned by any of the Companies at the Closing shall exist at the Closing, Oxy shall pay to Nabors, not later than 30 days after demand therefor, an amount equal to the amount determined by multiplying (i) the number of acres contained in such parcel, by
(ii) $1,000; provided, however, that no such demand shall be made more than five years after the Closing Date.

     (f) PROCEDURES WITH RESPECT TO REMEDIATION OF REAL PROPERTY. The following special procedures apply to any remediation or clean up obligation with respect to Real Property covered by Section 7(b):

     (1) If Nabors receives a notice of violation or a demand of any Governmental Authority or is aware that remediation or cleanup is required to achieve an enforceable standard under an Environmental, Health or Safety Law as a consequence of a condition in existence on any Real Property on or before the Closing Date, Nabors will provide written notice to Oxy with respect to such circumstances.

     (2)  In such notice, Nabors shall:

     (A) provide Oxy with the opportunity to perform such remediation or cleanup at Oxy's own expense, subject only to the requirement that such remediation or cleanup achieves the applicable enforceable standard established under the applicable Environmental, Health and Safety Law or is accomplished to the approval of the applicable Governmental Authorities with jurisdiction within the time periods provided by such Governmental Authorities, and

     (B) provide Oxy or its designee with the option of purchasing the property subject to such Liability (or the interest of any of the Companies therein) at a price equal to the sum of (I) $1,000 per acre, (II) the Fair Market Value of any fixtures and other permanent improvements thereon, and (III) the actual reasonable cost of moving any equipment and movable personal property located thereon to another location, selected by Nabors, that is not more than 50 miles from such property. In the event that Oxy elects to purchase any such property (or the interest of any of the Companies therein), (y) Nabors will use all reasonable commercial efforts to obtain any third-party consents that are required for the consummation of such purchase, and (z), if Nabors receives the requested consents, Nabors will execute and deliver to Oxy or its designee a deed or other assignment document (in which Nabors will indemnify Oxy from and against any Adverse Consequence incurred or suffered by Oxy or any of its Affiliates and resulting from, or arising out of, any Liability of Oxy or any such Affiliate under Environmental, Health and Safety Laws with respect to such property to the extent that such Liability was created, incurred or arose as a result of any activities of the Companies from and after the Closing Date through the date of conveyance of such property), reasonably acceptable to Oxy and Nabors, conveying title to such property (or such interest therein) free and clear of any Lien (other than any Lien in existence on the Closing Date or a Lien arising as a result of the condition giving rise to the applicable remediation or clean up requirement).

     (3) Oxy shall inform Nabors not later than the 30th calendar day after receipt by Oxy of such notice (or such shorter period if required by any Governmental Authority) of the action, if any, that Oxy intends to take pursuant to clause (A) or (B) of this Section 7(f). If Oxy elects not to take either of the actions described in clause (A) or (B) of this Section 7(f) or fails to respond within the time period set forth herein, Nabors, without waiving any of its rights under Section 7(b), shall be free to take such actions as it deems to be appropriate in its sole discretion.

     (4) Oxy's obligations under Section 7(b) and this Section 7(f) do not require the removal of friable asbestos from any building, equipment or tank (other than an underground storage tank) that as of the Closing Date was being used by any of the Companies in the Ordinary Course of Business of such Company and was not subject to any asbestos removal requirement to achieve an enforceable standard established under any Environmental, Health and Safety Law.

     (5) Notwithstanding any remediation or purchase by Oxy or its designee of any such Real Property as provided herein, Oxy's indemnity obligations under
Section 7(b) shall continue with respect to such Real Property to the extent provided therein.

     (6) This provision does not limit Oxy's obligations pursuant to the provisions of Section 7(b) with respect to any Liability arising under any Environmental, Health and Safety Law with respect to real property other than Real Property.

     (g) SOLE REMEDY FOR BREACHES OF THIS AGREEMENT. Following the Closing, the foregoing indemnification provisions will be the sole remedy of the Parties for breaches of the representations, warranties, covenants or agreements contained herein, and each Party hereby waives any other statutory, equitable or common law remedy such Party would otherwise have for any breach of this Agreement.

     (h) SPECIFIC PERFORMANCE. In the event of the satisfaction by any Party of the conditions, set forth in Section 6(a) or 6(b) (including any such satisfaction as a result of any agreement or waiver referred to in Section 6(a), 6(b) or 6(c)), to the purchase or sale of the Stock hereunder, the obligation of such Party to consummate such purchase or sale shall be specifically enforceable by the other Party, and, in such event, the first Party waives any defense in any proceeding in equity that monetary damages would be a sufficient remedy for any breach by such Party of such obligation.

     8.   TERMINATION.

     (a) TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time before the Closing as provided below:

          (1) Nabors and Oxy may terminate this Agreement by mutual written consent;

          (2) Nabors may terminate this Agreement by giving written notice to Oxy if: (i) in the event that Oxy has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, Nabors has notified Oxy of such breach, and such breach has continued without cure for a period of 30 days after such notice, or
     (ii) the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent under Section 6(a); and

          (3) Oxy may terminate this Agreement by giving written notice to Nabors if: (i) in the event that Nabors has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, Oxy has notified Nabors of such breach, and such breach has continued without cure for a period of 30 days after such notice, or
     (ii) the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent under Section 6(b).

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8(a), all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party, except that the provisions of Sections 9(a), 9(b), 9(c), 9(d), 9(e), 9(g),
9(h), 9(i), 9(j), 9(m) and 9(n) shall survive any such termination; provided, however, that any termination pursuant to Section 8(a)(2) or 8(a)(3) shall not relieve any Party of any Liability to the other Party for any willful or intentional breach of this Agreement occurring prior to such termination, and no such termination shall be deemed to be a waiver of any applicable remedy for any such breach.

     9.   MISCELLANEOUS.

     (a) CONFIDENTIALITY. Nabors and its Affiliates shall, and shall cause their respective employees, agents, accountants, legal counsel and other representatives to, hold in strict confidence, and not utilize for any commercial or other purpose whatsoever, information of any kind concerning Oxy, the Companies or their respective businesses, in each case obtained from Oxy, the Companies or any of their respective Affiliates, employees, agents, accountants, legal counsel or other representatives (hereinafter such information is referred to as the "Information"); provided, however, that the foregoing obligation of confidence shall not apply to (i) any Information that is or shall become generally available to the public other than as a result of a disclosure by Nabors, any of its Affiliates or the respective employees, agents, accountants, legal counsel or other representatives of Nabors or any such Affiliate, (ii) any Information that is or shall become available to Nabors or its employees, agents, accountants, legal counsel or other representatives prior to the Closing on a nonconfidential basis prior to its disclosure by Nabors or its employees, agents, accountants, legal counsel or other representatives, and (iii) any Information that shall be required to be disclosed by Nabors, any of its Affiliates or the respective employees, agents, accountants, legal counsel or other representatives of Nabors or any such Affiliate as a result of any offering of securities of Nabors or of any such Affiliate or otherwise in each case under any Law or any rule or regulation of any stock exchange. The obligations of Nabors under this Section 9(a) shall terminate on (1) the Closing Date, or (2) on March 31, 2001, if no Closing shall occur.

     (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Prior to the Closing, the Parties shall not, and shall not permit any of their respective Affiliates to, issue any press release or other public announcement relating to the subject matter of this Agreement (other than presentations to security analysts and financial institutions) except (i) with the prior approval of the other Party, or (ii) when, on the advice of legal counsel, such release or announcement is required by the federal securities laws or the rules and regulations of any of the national stock exchanges (in which case the disclosing Party shall consult with the other Party prior to making the disclosure).

     (c) NO THIRD-PARTY BENEFICIARIES. NOTHING CONTAINED IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS AGREEMENT.

     (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes all prior understandings and agreements, including, but not limited to, the Confidentiality Agreement, with respect to the subject matter hereof or thereof.

     (e) ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Party; provided, however, that Nabors may assign this Agreement or its rights hereunder to any wholly owned subsidiary provided that (i), prior to any such assignment, the Person to which such assignment shall be made shall expressly assume by an instrument in writing, executed and delivered to Oxy, the performance and observance of every obligation, covenant and agreement in this Agreement on the part of Nabors to be performed or observed, and (ii) no such assignment shall have the effect of releasing Nabors or any other Person (including, without limitation, any additional party) from its obligations, covenants or agreements under this Agreement.

     (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) NOTICES. All notices and other communications hereunder to a Party shall be in writing and shall be sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated below, or (iii) first class or registered or certified mail, postage prepaid, and addressed as follows (any communication shall be deemed given upon receipt):

     IF TO OXY AT:

     Occidental Oil and Gas Corporation
     1200 Discovery Drive
     Bakersfield, California 93309-7008
     Attention:  Executive Vice President and
                 Chief Financial Officer
     Telecopier:  (805)  322-7457

     WITH A COPY TO:

     Occidental Petroleum Corporation
     10889 Wilshire Boulevard
     Los Angeles, California 90024
     Attention:  Vice President - Operations
     Telecopier: (310)   443-6331

     IF TO NABORS AT:

     Nabors Industries, Inc.
     515 West Greens Road, Suite 1200
     Houston, Texas 77067
     Attention: Anthony G. Petrello, President
     Telecopier No.: (713)  872-5205

     WITH A COPY TO:

     Baker & McKenzie
     805 Third Avenue
     New York, New York 10022
     Attention: Howard M. Berkower
     Telecopier: (212)  759-9133.

     Any Party may change its telecopier number or its address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     (i) SERVICE OF PROCESS, CONSENT TO JURISDICTION, ETC. Each Party hereby irrevocably agrees that any legal action or proceeding against it arising out of this Agreement may be brought in the courts of the State of New York, or of the United States of America for the Southern District of New York, and does hereby irrevocably (i) agree to designate, appoint and empower, prior to the Closing Date, an agent to receive for and on behalf of it service of process in the State of New York, and (ii) consent to service of process outside the territorial jurisdiction of such courts in the manner permitted by law. In addition, each Party irrevocably waives (a) any objection which such Party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement brought in any such court, (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) the right to object, with respect to any such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such Party or any other Party. In addition, any such legal action or proceeding may be brought in any court having jurisdiction pursuant to applicable law.

     (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party hereto. No waiver by either Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (l) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (m) EXPENSES. Except as otherwise provided herein, each of the Parties will bear all of its own costs and expenses (including, without limitation, legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (n)  BROKERAGE INDEMNITIES. Regardless of whether the Closing shall occur,
(i) Oxy shall indemnify and hold harmless Nabors and its Affiliates from and against any and all Liability for any brokers or finders fees arising with respect to any brokers or finders retained or engaged by Oxy or any of its Affiliates in respect of the transactions contemplated by this Agreement, and
(ii) Nabors shall indemnify and hold harmless Oxy and its Affiliates from and against any and all Liability for any brokers or finders fees arising with respect to any brokers or finders retained or engaged by Nabors or any of its Affiliates in respect of the transactions contemplated by this Agreement.

     (o) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. All references in this Agreement or in any Schedule attached hereto to (i) Sections or subsections shall refer to the corresponding Section or subsection of this Agreement, unless specific reference is made to a Section or subsection of another document or instrument, and (ii) a Schedule or an Exhibit shall refer to the corresponding Schedule or Exhibit to this Agreement, unless a specific reference is made to a Schedule or an Exhibit to another document or instrument. Any reference in this Agreement to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (p) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.




     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        NABORS INDUSTRIES, INC.


                                        By:
                                           --------------------------------
                                            Name:
                                            Title:




                                        OCCIDENTAL OIL AND GAS CORPORATION


                                        By:
                                           --------------------------------
                                            Name:
                                            Title:

                                                                      EXHIBIT A


                                  Definitions


     "Adverse Consequences" means all actions, suits, proceedings, investigations, charges, complaints, claims, demands, judgments, orders, decrees, rulings, damages, fines, costs, amounts paid in settlement, liabilities, losses and expenses, including court costs and reasonable attorneys' fees and expenses, but excluding (i) any diminution in the value of any Asset or the stock of any of the Companies, and (ii) (except to the extent claimed by a third party in connection with a Third Party Claim) any loss of profits, indirect, consequential or punitive damages.

     "Affiliate" means any Person that is an "affiliate" within the meaning of the regulations promulgated under the Securities Act, as such regulations and Act shall be amended and in effect on the date of the Agreement. Each of the Companies shall (i), with respect to all periods of time prior to, and immediately before, the Closing, be an Affiliate of Oxy, and (ii), with respect to all periods of time after, and commencing upon, the Closing, and so long as owned by Nabors or any of its Affiliates, be an Affiliate of Nabors.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504.

     "Agreement" means the Agreement to which this Exhibit is attached.

     "Assets" means any and all properties and assets (real, personal or mixed, tangible or intangible) of any of the Companies (other than Excluded Assets).

     "Average Closing Price" means the average closing price of the Nabors Common Stock on the American Stock Exchange as reported by the Wall Street Journal for the 10 trading days ending three trading days prior to the Closing Date.

     "Bonus Plans" means (i) the Exeter Management Bonus Plans, and (ii) the Gibson management bonus plan for administrative support.

     "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, State of New York, are required or authorized by law to close.

     "Cash Portion of the Purchase Price" means the Estimated Cash Portion of the Purchase Price, after giving effect to the adjustments after the Closing relating to Consolidated Working Capital and prorations described in Section 1(h).

     "Casualty Event" has the meaning set forth in Section 1(j).

     "Casualty Notice" has the meaning set forth in Section 1(j).

     "Closing" has the meaning set forth in Section 1(f).

     "Closing Date" has the meaning set forth in Section 1(f).

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto or any substitute or successor provisions thereof.

     "Commitment" means any undertaking, guarantee or other commitment, including, without limitation, any insurance bond.

     "Companies" means Exeter, Gibson and International, and, after the Closing, any successor to any thereof by merger, consolidation or otherwise.

     "Companies Employee Benefit Plans" has the meaning set forth in Section 2(j)(4).

     "Confidentiality Agreement" means the letter, dated May 14, 1993, between OPC and Nabors.

     "Consideration" means the consideration for the Stock comprising of the Cash Portion of the Purchase Price and the Warrant.

     "Consolidated Working Capital" means the consolidated working capital of the Companies consisting of the sum of the following items at the Closing Date:

     (i)  cash,

     (ii) accounts receivable and notes receivable from, and advances to, Persons (other than Oxy or its Affiliates),

    (iii) insurance claims,

     (iv) prepaid expenses,

     (v)  deferred charges,

     (vi) $300,000, representing the agreed inventory value for purposes of this Agreement,

    (vii) the amount determined by multiplying (1) the number of feet of drill pipe (not exceeding 20,000 feet) purchased and paid for by any of the Companies prior to the Closing and described in the letter, dated March 5, 1996, from National Oilwell to Exeter, by (2) $21.31 per foot, and

   (viii) the total amount of capital expenditures made by any of the Companies from January 1, 1996 to the Closing Date to the extent that such amount exceeds the amount determined by multiplying $13,333 by the number of days which shall have occurred between January 1, 1996 and the Closing Date; provided, however, that the amount determined pursuant to the provisions of this clause (f) shall not exceed the sum of the amounts referred to in clause (f) below;

less the sum of the following items at the Closing Date:

     (a) reserves for uncollectible accounts and notes receivable maintained in accordance with GAAP; provided, however, that, for purposes of calculating the adjustment described in Section 1(h), all insurance claims, accounts and notes receivable or other receivables that are not collected on or before the date that is 120 calendar days following the Closing Date (or the next Business Day if such date is not a Business Day) shall be included in such reserves,

     (b) accounts, notes and other obligations payable (to Persons other than Oxy or its Affiliates) due in one year or less,

     (c) accrued expenses due in one year or less, including any such expense representing accrued vacation time for Employees,

     (d) accrued but unpaid Taxes (other than Sales Taxes and Transfer Taxes referred to in Section 5(g)(2)) payable by any of the Companies due in one year or less,

     (e) long-term obligations evidenced by invoices or notes payable that were rendered or signed, as the case may be, prior to the Closing,

     (f) amounts which are received, or receivable, by any of the Companies after December 31, 1995 in violation of clause (g) of Section 4(c), and

     (g)  deferred credits;

provided, however, that the items referred to in clauses (a) through (g) above shall not include any Liabilities that Oxy shall have assumed pursuant to the provisions of clause (6) of Section 7(d).

     "Consolidated Subsidiary" of any Person means any Subsidiary of such Person included in the financial statements of such Person and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

     "Continuing Obligation" means any of the following:

     (i) All of the Liabilities of any of the Companies incurred in the operation of the business of such Company after the Closing pursuant to the provisions of any (1) Commitment, (2) Contract, or (3) Permit, in each case to which any of the Companies was a party or to which any of the Companies or any of the Assets were subject prior to the Closing; and

     (ii) All Liabilities associated with, or relating to, the Assets arising, or to be performed, after the Closing, including, but not limited to, trade payables arising after the Closing and any amounts to be paid after the Closing relating to the period after the Closing;

provided, however, that in no event shall "Continuing Obligation" be deemed to include any Liabilities of any of the Companies or any other Person (1) associated with, or arising out of, any Excluded Asset, (2) of any nature whatsoever which (A) relates to, or arises out of, events occurring, actions taken or omitted to be taken, prior to the Closing, and (B) is required to be performed prior to the Closing, (3) which arises under any claim, litigation or other cause of action (whether threatened or pending) based on occurrences or events that occurred prior to the Closing, (4) which relate to the borrowing of money or the obtaining of advances or credit for money, including, but not limited to, any lease agreement which is a capital lease, (5) which relate to amounts payable in connection with transactions between or among any of the Companies or its Affiliates, (6) in respect of any obligation of any of the Companies (including any Special Matter) to the extent that such obligation (or Special Matter) does not arise from the operation or ownership of the business or the Assets of such Company following the Closing, (7) to the extent that any such Liability is for the payment for products or services which shall be received by any of the Companies prior to the Closing Date, or (8) to the extent that any such Liability is expressly assumed by Oxy pursuant to the provisions of this Agreement.

     "Contract" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or (ii) by which any of the assets of such Person is bound.

     "Employees" means all active employees (either salaried or hourly) of the Companies, including employees who are, on the Closing Date, on short-term disability, sick leave or other short-term leave of absence.

     "Employee Benefit Plan" means (i) any plan, program or arrangement which is an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, or
(ii) any bonus, incentive compensation, profit sharing, group insurance, death benefit, medical expense reimbursement or premium conversion, worker's compensation, dependent care, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, or other employee benefit or fringe benefit plan, program or arrangement.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health, and Safety Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Outer Continental Shelf Lands Act, the Clean Water Act, the Oil Pollution Act, the Clean Air Act, and the Hazardous Materials Transportation Act, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, common law judgments, orders, decrees, rulings and charges thereunder) of foreign, federal, state, and local governments (and all agencies thereof) concerning pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

     "Equity Securities" of any Person means the capital or voting stock of such Person and all other securities convertible into, or exchangeable or exercisable for, any shares of such capital or voting stock, all rights to subscribe for or to purchase, all options and warrants for the purchase of, and all calls, commitments or claims of any character relating to, any shares of such capital or voting stock, all equity equivalents, interests in the ownership or earnings or other similar rights of, or with respect to, such Person, and any securities convertible into or exchangeable or exercisable for any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) and (o) of the Code (provided, however, that, when the subject of the provision is a multiemployer plan, only subsection (b) and (c) and of Section 414 of the Code shall be taken into account).

     "Estimated Cash Portion of the Purchase Price" means the sum of (i) $18,000,000, and (ii) the estimated amount of the Consolidated Working Capital, calculated as provided in Section 1(d) of the Agreement, less any reductions in the Purchase Price under Section 1(j).

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Excluded Assets" means (i) the leases identified on Schedule A-1, (ii) all properties and assets (real, personal or mixed, tangible or intangible) which are subject to any of such leases, (iii) all artwork, sculptures, photographs and pictures located at the offices of Exeter in Denver, Colorado,
(iv) any Asset which Nabors, pursuant to the provisions of Section 1(j)(i), shall have elected to treat as an Excluded Asset, (v) any amount received or receivable by Exeter as a result of any judgment or settlement in the case styled "Texakoma Oil & Gas Corporation v. Exeter Drilling Company", 193rd Judicial District Court, Dallas County, Texas (Cause No. 94-07308), and (vi) any furniture and the telephone system located at the offices of Exeter in Denver, Colorado (other than any 10 office furniture sets selected by Nabors).

     "Exeter" means Exeter Drilling Company, a Nevada corporation.

     "Exeter Common Stock"  means the common stock, no par value, of Exeter.

     "Exeter Subsidiaries" means Gibson and International.

     "Fair Market Value" of any Asset means the value that would be obtained in an arm's length transaction between an informed and willing buyer and an informed and willing seller, determined by the agreement of Oxy and Nabors or by appraisal as hereinafter provided. If the Fair Market Value of any Asset must be determined, Oxy shall submit to Nabors an estimate of the Fair Market Value of such Asset, and Oxy and Nabors shall consult for the purpose of determining the Fair Market Value of such Asset. If, on or before the fifteenth calendar day after Oxy shall have provided such an estimate, Oxy and Nabors shall not have reached agreement on the Fair Market Value of such Asset, Oxy shall designate, on or before the fifteenth calendar day after the expiration of such 15-day period, five nationally recognized appraisal firms with which Oxy has not conducted business within the three years previous thereto. Nabors shall select, on or before the tenth calendar day after such designation, one of such appraisal firms to conduct an appraisal of such Asset, and the Fair Market Value of such Asset shall be determined by such appraisal firm as promptly as possible (and in any event on or before the thirtieth calendar day thereafter). The cost of such appraisal shall be paid in equal proportions by Oxy and Nabors. Oxy shall provide to Nabors and, if applicable, such appraisal firm, all information reasonably requested by Nabors or such appraisal firm, as the case may be, to determine the Fair Market Value of such Asset.

     "Financial Statements" means the consolidated balance sheet of Exeter and its Consolidated Subsidiaries as of December 31, 1995, and the related consolidated statements of income and cash flows for the year then ended.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Gibson" means J. W. Gibson Well Service Company, a Delaware corporation.

     "Governmental Authority" means (i) any federal, state, local, foreign or other governmental, administrative, regulatory or self-regulating authority or agency, (ii) any court, tribunal or administrative hearing body, or (iii) any other similar dispute resolving panel or body (including any arbitrator or mediator).

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 7(d)(1).

     "Indemnifying Party" has the meaning set forth in Section 7(d)(1).

     "Information" has the meaning set forth in Section 9(a).

     "International" means Exeter International, Inc., a Delaware corporation.

     "International Contract" means (i) the Completion Rig Services Contract No. 11920410, dated October 27, 1992, between CanadianOxy Offshore International Ltd. and Exeter, as amended or extended, and (ii) the Onshore Drilling Contract, dated June 29, 1995, between Benton Vinccler, C.A. and International, as amended or extended.

     "Knowledge" means actual conscious awareness of factual information by an individual listed on Schedule A-2.

     "Law" means any applicable constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling or law of any applicable Governmental Authority.

     "Liability" means any liability or other obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     "Lien" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or security interest of any kind or type and whether arising by Contract or under Law.

     "Material Adverse Effect" means, with respect to any Person or Persons, any set of circumstances or events which is, or may reasonably be expected to have, a material adverse effect upon the business, assets, condition (financial or otherwise) or results of operations of such Person or Persons and its or their Consolidated Subsidiaries, taken as a whole.

     "Nabors" means Nabors Industries, Inc., a Delaware corporation.

     "Nabors Class B Stock" means the Class B Stock, par value $.10 per share, of Nabors.

     "Nabors Common Stock" means the Common Stock, par value $.10 per share, of Nabors.

     "Nabors Financial Statements" has the meaning set forth in Section 3(f).

     "Nabors Preferred Stock" means the Preferred Stock, par value $.10 per share, of Nabors.

     "Nabors Reports" has the meaning set forth in Section 3(f).

     "OPC" means Occidental Petroleum Corporation, a Delaware corporation.

     "Ordinary Course of Business" means, with respect to any Person, the ordinary course of business of such Person consistent with past custom and practice (including with respect to quantity and frequency).

     "Owned" or "Owns" means, with respect to any of the Companies, those assets, Contracts and Permits owned, leased, licensed or otherwise held by such Company, but, with respect to assets, Contracts or Permits which shall be jointly owned by such Company and a Person or Persons other than such Company, then, in each case, only to the extent of the ownership interest of such Company set forth in the Contracts relating thereto, and, with respect to assets, Contracts or Permits which shall be licensed, leased or otherwise held by such Company, then, in each case, only to the extent of the interest so leased, licensed or otherwise held.

     "Oxy" means Occidental Oil and Gas Corporation, a California corporation.

     "Parent" means that corporation in the affiliated group of Oxy, which is the common parent corporation for the filing of a consolidated U.S. tax return for the affiliated group of companies, including Oxy and the Companies.

     "Parties" means Nabors and Oxy.

     "Permits" means any and all franchises, authorizations, licenses, permits, approvals and orders (i) under any (a) federal, state, local or foreign statute, ordinance or regulation, or (b) judgment of any court or other administrative or governmental tribunal, or (ii) granted by any federal, state, local or foreign administrative or governmental authority, bureau or agency.

     "Person" means any individual, corporation, partnership, association, joint stock company, trust, joint venture, unincorporated organization, business or Governmental Authority, or other entity.

     "Profit Sharing Plans" means (i) the Exeter Drilling Company Amended and Restated Profit Sharing Plan, and (ii) the J. W. Gibson Well Service Company Profit Sharing Plan.

     "PUHCA" means the Public Utility Holding Company Act of 1940, as amended.

     "Purchase Price" has the meaning set forth in Section 1(b).

     "Real Property" means any real property (other than any Excluded Asset) Owned by any of the Companies immediately prior to the Closing.

     "Real Property Title Defect" means, with respect to each parcel of real property Owned by any of the Companies at the Closing, any defect in the real estate title of such Company to such parcel such that the use by such Company of such parcel after the Closing shall be materially impaired from the use thereof by such Company at the Closing.

     "Reference Rate" means the rate of interest announced from time to time by Bank of America National Trust and Savings Association, San Francisco, California, as its reference rate, plus 1% per annum.

     "Salaried Employees" means all Employees who are paid on a basis other than an hourly basis.

     "Sales Taxes" means all sales, use or similar taxes, including applicable interest and penalties.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Severance Program" means the Special Temporary Severance Program for Certain Regular, Full-Time, Non-Union, Salaried Employees of Exeter Drilling Company and Subsidiaries, as in effect on the date of this Agreement.

     "Special Matters" means (i) Liabilities for Taxes, (ii) Liabilities arising under Environmental, Health and Safety Laws, and (iii) Liabilities arising under Employee Benefit Plans, except, in each case, to the extent that such Liabilities are expressly assumed by Nabors pursuant to this Agreement.

     "Statement of Consolidated Working Capital" has the meaning set forth in
Section 1(h).

     "Stock" has the meaning set forth in Section 2(d).

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity, a majority (by number of votes) of the Voting Securities of which is at the time owned by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "Survival Period" means (i) five years after the Closing Date with respect to any Special Matter which shall constitute (a) a Liability for Taxes, or (b) a Liability arising under Employee Benefit Plans, (ii) seven years after the Closing Date with respect to any Special Matter which shall constitute a Liability arising under Environmental, Health and Safety Laws, (iii) five years after the Closing Date with respect to the representations and warranties of Oxy set forth in Section 2(d), 2(j) or 2(k), (iv) five years after the Closing Date with respect to the representations and warranties of Nabors set forth in
Section 3(d), 3(f) and 3(k), (v) five years after the Closing Date with respect to the covenants and agreements of Oxy and Nabors set forth in Section 5(e),
(vi) five years after the Closing Date with respect to all other Liabilities referred to in clause (ii) or (iii) of Section 7(b), (vii) one year after the Closing Date with respect to all of the other representations, warranties, covenants and agreements of the Parties, and (viii) three years after the Closing with respect to any Continuing Obligation.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, occupation, business, profits, withholding, social security (or similar), employment, unemployment, disability, real property, personal property, ad valorum, sales, use, transfer, registration, alternative or add-on minimum, estimated, or other tax, assessment, or governmental charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" means June 30, 1996.

     "Third Party Claim" has the meaning set forth in Section 7(d)(1).

     "Transfer Taxes" means all real estate transfer taxes, excise, documentary and stamp taxes, and other similar impositions, including applicable interest and penalties.

     "Vehicles" means all automobiles, trucks, rolling stock or other equipment Owned by any of the Companies pursuant to the Wheels Lease.

     "Voting Securities" means stock or partnership interests of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership or other business entity in question, other than stock or partnership interests having the right so to vote solely by reason of the happening of a contingency.

     "Warrant" means the warrant, dated the Closing Date, of Nabors in the form set forth in Exhibit B to the Agreement.

     "Warrant Exercise Price" means the Average Closing Price.

     "Warrant Expiration Date" means the fourth anniversary of the Closing
Date.

     "Warrant Shares" means 1,000,000 shares of the Nabors Common Stock, as adjusted pursuant to the provisions of Section 1(e).

     "Wheels Lease" means the Lease, dated July 15, 1983, between Wheels, Inc. and OPC.

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


         This Amendment No. 1 to Stock Purchase Agreement, dated as of April 23, 1996, is by and between Nabors Industries, Inc., a Delaware corporation, and Occidental Oil and Gas Corporation, a California corporation.

                                    RECITALS

         WHEREAS, Oxy (as such term and certain other terms used in this Amendment with initial capital letters are defined in Section 1) and Nabors have entered into the Stock Purchase Agreement providing, among other things, for sale by Oxy to Nabors, and the purchase by Nabors from Oxy, of the Stock; and

         WHEREAS, Nabors and Oxy are entering into this Amendment, pursuant to the provisions of Section 4(p) of the Stock Purchase Agreement, in order to provide for, among other things, the delivery by Nabors to Oxy, at the option of Nabors and at the Closing, in lieu of the Warrant, of the Nabors Shares; and

         WHEREAS, the Parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to (i) the entering into by the Parties of this Amendment, and (ii) the consummation of the purchase by Nabors from Oxy, and the sale by Oxy to Nabors, of the Stock;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein set forth, the Parties agree as follows:

         1. DEFINITIONS. The definitions set forth or incorporated by reference in Exhibit A to the Stock Purchase Agreement, as amended by this Amendment, shall be applicable to this Amendment, including the recitals hereto, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Amendment, the following terms shall have the following meanings:

         "Amendment" means this Amendment No. 1 to Stock Purchase Agreement, as the same may be amended pursuant to the provisions hereof.

         "Nabors" means Nabors Industries, Inc., a Delaware corporation.

         "Oxy" means Occidental Oil and Gas Corporation, a California corporation.

         "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of March 8, 1996, between Nabors and Oxy.

         2.      AMENDMENTS TO THE STOCK PURCHASE AGREEMENT.

         (a) SECTION 1(E). The first sentence of Section 1(e) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(e)     WARRANT OR NABORS SHARES.  Nabors shall have the
         option to deliver to Oxy at the Closing, in lieu of the Warrant and as a part of the Consideration, a number of shares (rounded to the nearest whole share, with five-tenths of a share rounded upwards) of the Nabors Common Stock equal to the number obtained by dividing $4,000,000 by the Average Closing Price (the "Nabors Shares"). Such option may be exercised by Nabors by the delivery by Nabors to Oxy, not later than two Business Days prior to the Closing Date, of a notice to such effect specifying the number of the Nabors Shares to be so delivered. At the Closing, in the event that Nabors shall have exercised the Nabors Option, Nabors will issue the Nabors Shares to Oxy. At the Closing, unless Nabors shall have exercised the Nabors Option, Nabors will issue the Warrant, with the Warrant Exercise Price, the Warrant Expiration Date, and the Warrant Shares calculated or determined pursuant to the provisions of this Agreement duly inserted in the appropriate places thereon.".

         (b) SECTION 1(G). The last two lines of Section 1(g) of the Stock Purchase Agreement are hereby amended in their entirety to read as follows:

          "powers, (iv), unless Nabors shall have exercised the Nabors Option, Nabors will deliver to Oxy the Warrant, duly executed by an authorized officer of Nabors, and (v), in the event that Nabors shall have exercised the Nabors Option, (A) Nabors will deliver to Oxy stock certificates representing the Nabors Shares, duly executed by authorized officers of Nabors and registered in the name of Oxy, and
         (B) Nabors will deliver to Oxy, and Oxy will deliver to Nabors, the Registration Rights Agreement, duly executed by an authorized officer of each such Party and with the number of the Nabors Shares calculated pursuant to the provisions of this Amendment duly inserted in the appropriate place thereon.".

         (c) SECTION 2(N). Section 2(n) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(n)     INVESTMENT INTENT.  Oxy understands and acknowledges
         that the Nabors Shares, the Warrant and the Nabors Common Stock into which the Warrant shall be exercisable have not been registered under the Securities Act or under the securities laws of any State. Oxy (a) has such business experience that it is capable of evaluating the merits and risks of its investment in (1) the Nabors Shares, or (2) the Warrant and such Common Stock, and (b) is acquiring the Nabors Shares or the

         Warrant for its own account for the purpose of investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, except (a) in any offering covered by a registration statement under the Securities Act, or (b) pursuant to an applicable exemption under the Securities Act.".

         (d) SECTION 2(P). Section 2(p) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(p)     ACKNOWLEDGMENT CONCERNING NABORS REPRESENTATIONS AND
         WARRANTIES. Oxy acknowledges and affirms that it has had the opportunity to complete its own independent investigation, analysis and evaluation of Nabors and the business, assets, liabilities and prospects of Nabors, that Oxy has been afforded the opportunity to inspect the assets of Nabors, that, in making its decision to acquire the Warrant or the Nabors Shares, Oxy has relied upon (i) its own independent investigation, analysis and evaluation of the businesses, assets, liabilities and prospects of Nabors, (ii) the representations and warranties of Nabors set forth in Section 3, and in Section 4 of the Amendment, and (iii) the covenants of Nabors set forth in Sections 4 and 5, and in the Registration Rights Agreement, as a basis for such acquisition, and that Oxy has made all such reviews and inspections of the foregoing as it has deemed necessary or appropriate.".

         (e) SECTION 2(Q). Clause (1) of Section 2(q) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(1)     Except as and to the extent expressly set forth in
         this Section 2 or in Section 3 of the Amendment, included on any Schedule hereto or thereto or included in any writing delivered by Oxy to Nabors concurrently herewith or therewith or subsequent hereto or thereto expressly pursuant to this Agreement or the Amendment, Oxy makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Nabors or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection, financial statement or advice that may have been provided to Nabors by any officer, director, employee, agent, consultant or representative of Oxy or of any Affiliate thereof).".

         (f) SECTION 3(D). The last sentence of Section 3(d) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

         "Except (A) as contemplated by the Warrant or, in the event that Nabors shall have exercised the Nabors Option, the Registration Rights Agreement, or (B) as set forth on Schedule 3(d), there are no agreements or arrangements to which Nabors is a party pursuant to which Nabors is or could be required to register shares of the Nabors Common Stock under the Securities Act.".

         (g) SECTION 3(J). Section 3(j) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(j)     ABILITY TO PAY.  Nabors has available sufficient
         funds to pay the Cash Portion of the Purchase Price, together with all costs and expenses relevant thereto, and otherwise to perform its obligations under this Agreement, the Amendment, the Warrant and the Registration Rights Agreement.".

         (h) SECTION 3(M). Section 3(m) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(m)     ACKNOWLEDGMENT CONCERNING OXY REPRESENTATIONS AND
         WARRANTIES. Nabors acknowledges and affirms that it has had the opportunity to complete its own independent investigation, analysis and evaluation of the Companies and the respective businesses, assets, liabilities and prospects of the Companies, that Nabors has been afforded the opportunity to inspect the assets of the Companies, that any prior financial information delivered by Oxy or any of its Affiliates to Nabors will be superseded by the Financial Statements, that, in making its decision to enter into this Agreement and the Amendment and to consummate the transactions contemplated hereby, Nabors has not relied upon such financial information or the Financial Statements but upon (i) its own independent investigation, analysis and evaluation of the businesses, assets, liabilities and prospects of the Companies, (ii) the representations and warranties of Oxy set forth in Section 2, and in Section 3 of the Amendment, and (iii) the covenants of Oxy set forth in Sections 4 and 5, and in the Registration Rights Agreement, as a basis for entering into this Agreement and the Amendment and the consummation of such transactions, and that Nabors has made all such reviews and inspections of the foregoing as it has deemed necessary or appropriate.".

         (i) SECTION 3(N). Clause (1) of Section 3(n) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(1)     Except as and to the extent expressly set forth in
         this Section 3 or in Section 4 of the Amendment, included on any Schedule hereto or thereto or included in any writing delivered by Nabors to Oxy concurrently herewith or therewith or subsequent hereto or thereto expressly pursuant to this Agreement or the Amendment, Nabors makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Oxy or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection, financial statement or advice that may have been provided to Oxy by any officer, director, employee, agent, consultant or representative of Nabors or of any Affiliate thereof).".

         (j) SECTION 4(B). The third sentence of Section 4(b) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

         "Each of the Parties will (and Oxy will cause each of the Companies to) give any notices to, make any filings with, and use all reasonable commercial efforts to obtain any authorizations, consents and approvals of Governmental Authorities in connection with the matters referred to in (i) Sections 2(b) and 3(b), and (ii) Sections 3(b) and 4(b) of the Amendment.".

         (k) SECTION 4(C). Clause (g) of Section 4(c)(y) of the Stock Purchase Agreement is hereby amended by adding the words "to any Person (other than any of the Companies)" immediately after the word "assign" appearing in such clause.

         (l) SECTION 4(F). Section 4(f) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(f)     NOTICE OF BREACH.  Each Party will give prompt
         written notice to the other Party of any event, fact or condition which constitutes a material breach by the first Party of any of its representations, warranties or agreements set forth in this Agreement or the Amendment.".

         (m) SECTION 4(N). Section 4(n) of the Stock Purchase Agreement is hereby amended by adding the following clause immediately after the word "transfer" appearing in the last line of such paragraph:

         "; and, provided, further, that, in lieu of any such assignment or transfer of either of the Office Leases listed as item 1 or 3 on Schedule A-1, Oxy may cause such Office Lease to terminate no later than the Closing Date".

         (n) SECTION 4(P). Section 4(p) of the Stock Purchase Agreement is hereby deleted in its entirety.

         (o)      SECTION 6(A).

         (1) Clauses (1) through (3) of Section 6(a) of the Stock Purchase Agreement are hereby amended in their entirety to read as follows:

                 "(1)     Oxy shall have furnished Nabors at the Closing with
         certified copies of resolutions duly adopted by the Board of Directors of Oxy, which resolutions shall authorize the execution, delivery and performance by Oxy of this Agreement and the Amendment;

                 (2) The representations and warranties of Oxy set forth in Section 2 (as amended by the Amendment), and in Section 3 of the Amendment, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, (ii) as contemplated by this Agreement or the Amendment,
         (iii) any such representation or warranty relating to the Warrant in the event that Nabors shall have exercised the Nabors Option, or (iv) any such representation or warranty relating to the Registration Rights Agreement and the Nabors Shares unless Nabors shall have exercised the Nabors Option);

                 (3) Oxy shall have performed and complied with, in each case in all material respects, all of the covenants and agreements required of it by this Agreement and the Amendment as of the Closing;".

         (2) Clause (6) of Section 6(a) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(6)     Oxy shall have delivered to Nabors (i) stock
         certificates representing the Stock, endorsed in blank or accompanied by duly executed stock powers, and (ii), in the event that Nabors shall have exercised the Nabors Option, the Registration Rights Agreement referred to in clause (v) of Section 1(g);".

         (3) Clause (10) of Section 6(a) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(10)    Nabors shall have received from (i) Robert E. Sawyer,
         Esq., an Associate General Counsel of OPC and counsel to Oxy and its Affiliates in connection with this transaction, an opinion, dated the Closing Date, in form and substance as set forth in Schedule 6(a)(10)(i), which opinion shall (A), unless Nabors shall have exercised the Nabors Option, not contain the language appearing in brackets in such Schedule 6(a)(10)(i), and (B), in the event that Nabors shall have exercised the Nabors Option, contain such language (without such brackets), and (ii) Woodburn and Wedge, special Nevada counsel to Oxy in connection with this transaction, an opinion, dated the Closing Date, in form and substance as set forth in Schedule 6(a)(10)(ii); and".

         (p)     SECTION 6(B).

         (1) Clauses (1) through (3) of Section 6(b) of the Stock Purchase Agreement are hereby amended in their entirety to read as follows:

                 "(1)     Nabors shall have furnished Oxy at the Closing with
         certified copies of resolutions duly adopted by the Board of Directors of Nabors, which resolutions shall authorize the execution, delivery and performance by Nabors of this Agreement and the Amendment;

                 "(2)     The representations and warranties of Nabors set
         forth in Section 3 (as amended by the Amendment), and in Section 4 of the Amendment, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, (ii) as contemplated by this Agreement or the Amendment,
         (iii) any such representation or warranty relating to the Warrant in the event that Nabors shall have exercised the Nabors Option, or (iv) any such representation or warranty relating to the Registration Rights Agreement and the Nabors Shares unless Nabors shall have exercised the Nabors Option);

                 "(3)     Nabors shall have performed and complied with, in
         each case in all material respects, all of the covenants and agreements required of it by this Agreement and the Amendment as of the Closing;".

         (2) Clauses (5) and (6) of Section 6(b) of the Stock Purchase Agreement are hereby amended in their entirety to read as follows:

                 "(5)     No action, suit or proceeding shall be pending before
         any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of such transactions to be rescinded following consummation, or (iii) affect adversely the right of Oxy to own (A), unless Nabors shall have exercised the Nabors Option, the Warrant, or (B), in the event that Nabors shall have exercised the Nabors Option, the Nabors Shares (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (6) Nabors shall have delivered to Oxy at the Closing (i) the Estimated Cash Portion of the Purchase Price, (ii), unless Nabors shall have exercised the Nabors Option, the Warrant duly executed by an authorized officer of Nabors, and (iii), in the event that Nabors shall have exercised the Nabors Option, the documents referred to in clause (v) of Section 1(g);".

         (3) Clause (10) of Section 6(b) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(10)    Oxy shall have received from Baker & McKenzie,
         counsel to Nabors, an opinion, dated the Closing Date, in form and substance as set forth in Schedule 6(b)(10), which opinion shall (i), unless Nabors shall have exercised the Nabors Option, not contain the language appearing in brackets in such Schedule 6(b)(10)

         (other than any references to the Warrants so appearing therein), and
         (ii), in the event that Nabors shall have exercised the Nabors Option, contain such language (without such brackets) (other than any such references to the Warrants); and".

         (q) SECTION 6(C). Section 6(c) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(c)     WAIVER OF BREACH.  In the event of any breach by any
         Party of any of the representations, warranties, covenants or agreements of such Party contained in this Agreement or the Amendment (whether notice of such breach shall be set forth in any certificate furnished pursuant to the provisions of Section 6(a)(7) or 6(b)(8) or otherwise), the other Party may elect to consummate the purchase and sale of the Stock hereunder, and, upon any such election, (i) the Parties may enter into a mutually acceptable amendment to this Agreement addressing such breach and any other matters related thereto, or (ii) such other Party shall unilaterally waive such breach; provided, however, that in no event shall the Party responsible for such breach be required to enter into any such amendment unless such amendment provides that such breach shall be deemed unconditionally waived by such other Party for all purposes of this Agreement and the Amendment.".

         (r) SECTION 7(A). Section 7(a) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(a)     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Each of
         the representations and warranties of the Parties contained in Sections 2 and 3, and in Sections 3 and 4 of the Amendment (in each case as confirmed by the certificates delivered pursuant to the provisions of Sections 6(a)(7) and 6(b)(8)), and all of the covenants in Section 5(e), shall survive the Closing hereunder for the Survival Period, after which they shall terminate and be of no further force or effect, and each of the other covenants set forth in this Agreement and the Amendment shall survive the Closing hereunder.".

         (s) SECTION 7(B). Clause (i) of Section 7(b) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(i)     any breach or nonperformance, either partial or
         total, by Oxy of any representation, warranty, covenant or agreement of Oxy set forth in this Agreement or the Amendment, or in any certificate delivered by Oxy pursuant to the provisions of Section 6(a)(7);".

         (t) SECTION 7(C). Clause (i) of Section 7(c) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(i)      any breach or non-performance, either partial or
         total, by Nabors of any representation, warranty, covenant or agreement of Nabors set forth in this Agreement or the Amendment, or in any certificate delivered by Nabors pursuant to the provisions of
         Section 6(b)(8); and".

         (u) SECTION 7(G). Section 7(g) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(g)     SOLE REMEDY FOR BREACHES.  Following the Closing, the
         foregoing indemnification provisions will be the sole remedy of the Parties for breaches of the representations, warranties, covenants or agreements contained herein or in the Amendment, and each Party hereby waives any other statutory, equitable or common law remedy which such Party would otherwise have for any such breach.".

         (v)     SECTION 8(A).

         (1) Clause (i) of Section 8(a)(2) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

         "(i) in the event that Oxy has breached any representation, warranty, covenant or agreement contained in this Agreement or the Amendment in any material respect, Nabors has notified Oxy of such breach, and such breach has continued without cure for a period of 30 days after such notice, or".

         (2) Clause (i) of Section 8(a)(3) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

         "(i) in the event that Nabors has breached any representation, warranty, covenant or agreement contained in this Agreement or the Amendment in any material respect, Oxy has notified Nabors of such breach, and such breach has continued without cure for a period of 30 days after such notice, or".

         (w)     SECTION 8(B).    The proviso to Section 8(b) of the Stock
Purchase Agreement is hereby amended in its entirety to read as follows:

         "provided, however, that any termination pursuant to Section 8(a)(2) or 8(a)(3) shall not relieve any Party of any Liability to the other Party for any willful or intentional breach of this Agreement or the Amendment occurring prior to such termination, and no such termination shall be deemed to be a waiver of any applicable remedy for any such breach.".

         (x) SECTION 9(I). The eleventh line of Section 9(i) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

         "brought in an inconvenient forum, and (c) the right to object, with respect to any such claim,".

         (y) REGISTRATION RIGHTS AGREEMENT. The Stock Purchase Agreement is hereby amended to add Attachment A attached hereto as Exhibit C to the Stock Purchase Agreement.

         (z)     EXHIBIT A TO THE STOCK PURCHASE AGREEMENT.

         (1) The definition of "Agreement" appearing in Exhibit A to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "'Agreement' means the Agreement to which this Exhibit is attached, as amended by the Amendment and as such Agreement may be further amended pursuant to the provisions thereof.".

         (2) The following definition of "Amendment" is hereby added between the definition of "Agreement" and the definition of "Assets" appearing in Exhibit A to the Stock Purchase Agreement:

                 "'Amendment' means Amendment No. 1 to Stock Purchase Agreement, dated as of April 23, 1996, between Nabors and Oxy.".

         (3) The definition of "Consideration" appearing in Exhibit A to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "'Consideration' means the consideration for the Stock comprising the Cash Portion of the Purchase Price and (i), unless Nabors shall have exercised the Nabors Option, the Warrant, and (ii), in the event that Nabors shall have exercised the Nabors Option, the Nabors Shares.".

         (4) The last two lines of the definition of "Excluded Assets" appearing in Exhibit A to the Stock Purchase Agreement are hereby amended in their entirety to read as follows:

         "offices of Exeter in Denver, Colorado (other than 8 office furniture sets, a conference table and 15 conference room side chairs selected by Nabors).".

         (5) The following definition of "Nabors Option" is hereby added between the definition of "Nabors Financial Statements" and the definition of "Nabors Preferred Stock" appearing in Exhibit A to the Stock Purchase
Agreement:

                 "'Nabors Option' means the option of Nabors set forth in
         Section 1(e).".

         (6) The following definition of "Nabors Shares" is hereby added between the definition of "Nabors Reports" and the definition of "OPC" appearing in Exhibit A to the Stock Purchase Agreement:

                 "'Nabors Shares' has the meaning set forth in Section 1(e).".

         (7) The following definition of "Registration Rights Agreement" is hereby added between the definition of "Reference Rate" and the definition of "Salaried Employees" appearing in Exhibit A to the Stock Purchase Agreement:

                 "'Registration Rights Agreement' means the Registration Rights Agreement, dated the Closing Date, between Nabors and Oxy in the form set forth in Exhibit C to the Agreement.".

         (8) The definition of "Survival Period" appearing in Exhibit A to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                  "'Survival Period' means (i) five years after the Closing Date with respect to any Special Matter which shall constitute (a) a Liability for Taxes, or (b) a Liability arising under Employee Benefit Plans, (ii) seven years after the Closing Date with respect to any Special Matter which shall constitute a Liability arising under Environmental, Health and Safety Laws, (iii) five years after the Closing Date with respect to the representations and warranties of Oxy set forth in Section 2(d), 2(j) or 2(k), (iv) five years after the Closing Date with respect to the representations and warranties of Nabors set forth in (1) Section 3(d), 3(f) or 3(k), and (2) Section 4(c) of the Amendment, (v) five years after the Closing Date with respect to the covenants and agreements of Oxy and Nabors set forth in
         Section 5(e), (vi) five years after the Closing Date with respect to all other Liabilities referred to in clause (ii) or (iii) of Section 7(b), (vii) one year after the Closing Date with respect to all of the other representations and warranties of the Parties set forth in this Agreement or the Amendment, and (viii) three years after the Closing with respect to any Liability that is a Continuing Obligation.".

         (aa)    EXHIBIT B TO THE STOCK PURCHASE AGREEMENT.

         (1) Section 1.1 of Exhibit B to the Stock Purchase Agreement is hereby amended by capitalizing the initial letter of the words "person" and "person's" in each place that such words appear in such Section 1.1.

         (2) Section 1.4 of Exhibit B to the Stock Purchase Agreement is hereby amended by capitalizing the initial letter of the word "person" appearing in the fifth line of such Section 1.4.

         (3) Section 1.5 of Exhibit B to the Stock Purchase Agreement is hereby amended by capitalizing the initial letter of the word "persons" appearing in the eleventh line of such Section 1.5 and the word "person" appearing in the seventeenth line of such Section 1.5.

         (4) Section 1.13 of Exhibit B to the Stock Purchase Agreement is hereby amended by capitalizing the initial letter of the word "person" in each place that it appears in such Section 1.13.

         (5) Section 2.1(a) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the word "Holders" appearing in the second line of such Section 2.1(a) and adding the word "holders" in lieu thereof;

         (B) deleting the words "from OXY" appearing in the sixth line of such Section and adding the words "by such holders" in lieu thereof;

         (C) capitalizing the initial letter of the word "person" appearing in the eighth line of such Section 2.1(a);

         (D) deleting the words "Section 1" appearing in the eighth line of such Section 2.1(a) and adding the words "Section 2.1" in lieu thereof;

         (E) deleting the comma appearing after the words "Section 2.1(a)" in the penultimate sentence of such Section 2.1(a); and

         (F) deleting the word "Shares" appearing in such penultimate sentence and inserting the word "Securities" in lieu thereof.

         (6) The first paragraph of Section 2.2 of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) adding a comma between the words "that" and "without" appearing in the seventh line of such paragraph;

         (B) capitalizing the initial letter of the word "persons" appearing in the tenth line of such paragraph; and

         (C) capitalizing the initial letter of the word "person" appearing in the eleventh line of such paragraph.

         (7) Section 2.2(b) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) adding the words ", subject to Section 2.1(b)," immediately after the word "Company" appearing in the second line of such Section 2.2(b); and

         (B)     deleting the word "Shares" appearing in the sixth line of such
Section 2.2(b) and adding the word "Securities" in lieu thereof.

         (8) Section 2.2 of Exhibit B to the Stock Purchase Agreement is hereby amended by adding the following clause (c) immediately after clause (b) of such Section 2.2:

                 "(c) The procedures set forth in Section 2.3 (other than those set forth in Section 2.3(a), (b), (d) or (e)) shall apply to any registration that involves a Piggy-Back Shareholder pursuant to this
         Section 2.2.".

         (9) Section 2.3 of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "Sections" appearing in the sixth line of such Section 2.3 and adding the word "Section" in lieu thereof.

         (10) Section 2.3(b) of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the number "90" appearing in the last line of such
Section 2.3(b) and adding the number "120" in lieu thereof.

         (11) Section 2.3(c) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the words "and (3)" appearing in the penultimate line of such Section 2.3(c) and adding the words "(3) such number of copies of" in lieu thereof; and

         (B) adding the words "(4) such number of copies of" immediately after the word "and" appearing in the last line of such Section 2.3(c).

         (12) Section 2.3(d) of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "to" appearing in the third line of such
Section 2.3(d);.

         (13) The first line of Section 2.3(e) of Exhibit B to the Stock Purchase Agreement is hereby amended by adding the words "to each seller of the Registrable Securities and" immediately after the word "furnish" appearing in such line.

         (14) Section 2.3(g) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) adding the words "and Rule 158" immediately after the words "Section 11(a)" appearing in such Section 2.3(g); and

         (B) deleting the word "of" appearing after the word "Act" in the penultimate line of such Section 2.3(g) and adding the word "or" in lieu thereof.

         (15) Section 2.3(h) of Exhibit B to the Stock Purchase Agreement is hereby amended by adding the word "and" at the end of such Section 2.3(h).

         (16) Section 2.4(a) of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the words "Section 2" appearing in the ninth line of such Section and adding the words "Section 2.4(a)" in lieu thereof.

         (17) Section 2.4(b) of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "Holder" appearing in the first line of such Section 2.4(b) and adding the words "Each holder of Registrable Securities" in lieu thereof.

         (18) Section 2.5 of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the word "Section" appearing in the second line of such Section 2.5 and adding the word "Article" in lieu thereof; and

         (B) deleting the words "Registering Shareholder" appearing in the third line of such Section 2.5 and adding the words "to each seller of the Registrable Securities" in lieu thereof.

         (19) Section 2.6 of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the words "Registering Shareholder" appearing in the last line of such Section 2.6 and adding the words "seller of the Registrable Securities" in lieu thereof.

         (20) Section 2.7(a) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the words "Registering Shareholder" in each place that it appears in such Section 2.7(a) and adding the words "seller of the Registrable Securities" in lieu thereof;

         (B) deleting the comma after the word "fees" appearing in the fifth line of such Section 2.7(a);

         (C) adding the words "covering such Registrable Securities" immediately after the word "thereto)" appearing in the ninth line of such
Section 2.7(a);

         (D) deleting the words "arising out of or" appearing in the thirteenth line of such Section 2.7(a) and adding the words "arise out of or are" in lieu thereof; and

         (E) deleting the word "Section" appearing in each of the sixteenth and twenty-first lines of such Section 2.7(a) and adding the word "Article" in lieu thereof.

         (21) Section 2.7(b) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the words "Registering Shareholder" appearing in the first line of such Section 2.7(b) and adding the words "seller of the Registrable Securities, severally and not jointly," in lieu thereof;

         (B) deleting the comma after the word "fees" appearing in the fourth line of such Section 2.7(b);

         (C) deleting the word "the" before the word "registration" appearing in the seventh line of such Section 2.7(b) and adding the word "such" in lieu thereof;

         (D) deleting the words "Registering Shareholder" appearing in the tenth line of such Section 2.7(b) and adding the words "seller of the Registrable Securities" in lieu thereof; and

         (E) deleting the words "Registering Shareholder's" appearing in the eleventh line of such Section 2.7(b) and adding the words "seller's" in lieu thereof.

         (22) Section 2.7(c) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the word "party" in each place that it appears in such Section 2.7(c) and adding the word "Person" in lieu thereof;

         (B) deleting the word "party's" appearing in the third line of such Section 2.7(c) and adding the word "Person's" in lieu thereof;

         (C) deleting the word "parties" in each place that it appears in such Section 2.7(c) and adding the word "Persons" in lieu thereof; and

         (D) deleting the word "Section" appearing in the eleventh line of such Section 2.7(c) and adding the word "Article" in lieu thereof.

         (23) Section 2.7(d) of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the word "the Registering Shareholder" appearing in the second line of such Section 2.7(d) and adding the words "any seller of the Registrable Securities" in lieu thereof;

         (B) deleting the word "party" in each place that it appears in such Section 2.7(d) and adding the word "Person" in lieu thereof;

         (C) capitalizing the initial letter of the words "person" and "persons'" in each place that such words appear in such Section 2.7(d); and

         (D) deleting the words "Section 2.8" appearing in the last line of such Section 2.7(d) and adding the words "Section 2.7" in lieu thereof.

         (24) Section 2.7(e) of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "party" appearing in each of the first and second lines of such Section 2.7(e) and adding the word "Person" in lieu thereof.

         (25) Section 2.9 of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "corporation" appearing in the third line of such Section 2.9 and adding the word "consolidation" in lieu thereof.

         (26) Section 3.1 of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the word "Section" appearing in each of the first and ninth lines of such Section 3.1 and adding the word "Article" in lieu thereof; and

         (B) deleting the words "for Common Stock issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such Common Stock" appearing in the ninth and tenth lines of such Section 3.1 and adding the words "evidencing the Registrable Securities" in lieu thereof.

         (27) Section 3.2 of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "Section" appearing in the first line of such Section 3.2 and adding the word "Article" in lieu thereof.

         (28) Section 5 of Exhibit B to the Stock Purchase Agreement is hereby amended by adding the following at the end of the second sentence thereof:

         ", and all such shares of Common Stock will be listed on a national exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed or the National Market System of the NASD, if the listing of such shares is then permitted under the rules of such exchange or the National Market System of the NASD.".

         (29) Section 8 of Exhibit B to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "8.      Notices.  All notices and other communications
         hereunder shall be in writing and shall be sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated below, or (iii) first class or registered or certified mail, postage prepaid, and addressed as follows:

                 If to Oxy at:

                 Occidental Oil and Gas Corporation
                 1200 Discovery Drive
                 Bakersfield, California 93309-7008
                 Attention:  Executive Vice President and
                                Chief Financial Officer
                 Telecopier:  (805) 322-7457

                 With a copy to:

                 Occidental Petroleum Corporation
                 10889 Wilshire Boulevard
                 Los Angeles, California 90024
                 Attention:  Vice President - Operations
                 Telecopier: (310)  443-6331

                 If to Nabors at:

                 Nabors Industries, Inc.
                 515 West Greens Road, Suite 1200
                 Houston, Texas 77067
                 Attention: Anthony G. Petrello, President
                 Telecopier No.: (713) 872-5205

                 With a copy to:

                 Baker & McKenzie
                 805 Third Avenue
                 New York, New York 10022
                 Attention: Howard M. Berkower
                 Telecopier: (212) 759-9133.

                 Nabors or any Holder (or any holder of the registration rights set forth in Article 2) may change or add its address or telecopier number to which notices and other communications hereunder are to be delivered by giving Nabors or such Holder (or such holder), as the case may be, notice in the manner herein set forth. Each notice and other communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the notice or other communication is deposited in the mail properly addressed with first class postage prepaid, or (3) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.".

         (30) The first line of Section 9(a) of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the word "to" appearing after the word "failure" in such line and adding the word "or" in lieu thereof.

         (31) Section 9(b) of Exhibit B to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "(b)     In view of the uniqueness of the Warrants and the
         registration rights set forth in Article 2, neither the Holder nor any holder of registration rights set forth in Article 2 would have an adequate remedy at law for money damages in the event that any of the obligations arising under the Warrants or such registration rights is not performed in accordance with its terms, and the Company therefore agrees that the Holder and any holder of registration rights set forth in Article 2 shall be entitled to specific enforcement of the terms of the Warrants and such registration rights in addition to any other remedy to which they may be entitled at law or in equity.".

         (32) Section 10 of Exhibit B to the Stock Purchase Agreement is hereby amended by:

         (A) deleting the words "a" and "the" appearing in the second line of such Section 10 and adding, in each case, the word "this" in lieu thereof;

         (B) deleting the word "and" appearing after the word "Company" in the third line of such Section 10 and adding a comma in lieu thereof;

         (C) adding the words "and any holder of registration rights set forth in Section 2" immediately after the word "Holder" appearing in the third line of such Section 10; and

         (D) adding the words "and any such holder" immediately after the word "Holder" appearing in the fifth line of such Section 10.

         (33) The definition of "Affiliate" appearing in Section 14 of Exhibit B to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "Affiliate: Any Person that is an "affiliate" within the meaning of the regulations promulgated under the Securities Act, as such regulations and Act shall be amended and in effect on the date of this Warrant.".

         (34) The definition of "Equity Securities" appearing in Section 14 of Exhibit B to the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                 "Equity Securities: of any Person means the capital or voting stock of such Person and all other securities convertible into, or exchangeable or exercisable for, any shares of such capital or voting stock, all rights to subscribe for or to purchase, all options and warrants for the purchase of, and all calls, commitments or claims of any character relating to, any shares of such capital or voting stock, all equity equivalents, interests in the ownership or earnings or other similar rights of, or with respect to, such Person, and any securities convertible into or exchangeable or exercisable for any of the foregoing.".

         (35)    The definition of "Registrable Securities" appearing in
Section 14 of Exhibit B to the Stock Purchase Agreement is hereby amended by deleting the words "or when such securities may be resold pursuant to Rule 144 (as amended from time to time) without compliance with the volume and manner of sale restrictions set forth in such Rule," appearing in the sixth and seventh lines of such definition.

         (36) The definition of "Registration Expenses" appearing in Section 14 of Exhibit B to the Stock Purchase Agreement is hereby deleted in its entirety.

         (37) The following Section 15 is hereby added to Exhibit B to the Stock Purchase Agreement immediately after Section 14 thereof:

                 "15.     Successors and Assigns.  The terms of this Warrant
         shall be binding upon and inure to the benefit of (i) Nabors and its successors and assigns, and (ii) Holder and any holder of the registration rights set forth in Article 2, and their respective successors and assigns. NOTHING IN THIS WARRANT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN NABORS, HOLDER AND ANY HOLDER OF THE REGISTRATION RIGHTS SET FORTH IN ARTICLE 2, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS WARRANT.".

         (bb) SCHEDULE 6(A)(10)(I). Schedule 6(a)(10)(i) of the Stock Purchase Agreement is hereby deleted in its entirety, and Schedule 6(a)(10)(i) attached hereto is hereby substituted in lieu thereof.

         (cc) SCHEDULE 6(A)(10)(II). The second and third lines of the first paragraph appearing in Schedule 6(a)(10)(ii) of the Stock Purchase Agreement are hereby amended in their entirety to read as follows:

         "California corporation (the "Seller"), in connection with the Stock Purchase Agreement, dated as of March 8, 1996, as amended by Amendment No. 1 to Stock

         Purchase Agreement, dated as of April 23, 1996 (the "Purchase Agreement"), by and between the Seller and Nabors".

         (dd) SCHEDULE 6(B)(10). Schedule 6(b)(10) of the Stock Purchase Agreement is hereby deleted in its entirety, and Schedule 6(b)(10) attached hereto is hereby substituted in lieu thereof.

         3.      REPRESENTATIONS AND WARRANTIES OF OXY.

         Oxy represents and warrants to Nabors that:

         (a) AUTHORIZATION OF TRANSACTION BY OXY. Oxy has all requisite corporate power and authority to execute and to deliver this Amendment and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Registration Rights Agreement and the Stock Purchase Agreement, as amended hereby. The execution and delivery by Oxy of this Amendment and the Registration Rights Agreement and the consummation by Oxy of the transactions contemplated by the Registration Rights Agreement and the Stock Purchase Agreement, as amended hereby, have been duly authorized by all necessary corporate action on the part of Oxy. This Amendment has been duly executed and delivered by Oxy and constitutes the legally valid and binding obligation of Oxy, enforceable against Oxy in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). The Registration Rights Agreement, when executed and delivered by Oxy, will constitute the legally valid and binding obligation of Oxy, enforceable against Oxy in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). Oxy is not obligated to give any notice to, to make any filing or registration with, or to obtain any authorization, consent, approval or order of, any Governmental Authority in order to consummate the transactions contemplated by the Registration Rights Agreement or the Stock Purchase Agreement, as amended hereby, other than (i) compliance with the applicable requirements of the Hart-Scott-Rodino Act, (ii) as set forth on Schedule 3(a),
(iii) filings with Governmental Authorities in the Ordinary Course of Business of Oxy or the Companies that are not required to be made prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, as amended hereby, or (iv) such authorizations, consents, approvals or orders that, if not obtained, and such notices, filings or registrations that, if not made, would not, individually or in the aggregate, have (A) a Material Adverse Effect with respect to the Companies, or (B) any adverse effect on the ability of Oxy to perform this Amendment, the Registration Rights Agreement or the Stock Purchase Agreement, as amended hereby.

         (b) LEGAL COMPLIANCE; NONCONTRAVENTION. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice seeking to restrain, prohibit or obtain damages or other relief in connection with this Amendment or the transactions contemplated by the Stock Purchase Agreement, as amended hereby, has been filed or commenced against the Companies, and, to the Knowledge of Oxy, no such action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened to be so filed or so commenced. The execution and delivery of this Amendment and the Registration Rights Agreement by Oxy does not, and the performance of this Amendment and the Registration Rights Agreement by Oxy will not, (i) conflict with, or violate, the articles of incorporation or bylaws of Oxy, (ii) conflict with, or violate, any Law in effect as of the date of this Amendment and applicable to Oxy or by which any of the properties of Oxy are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any Person (other than Oxy or the Companies) any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the Assets of any of the Companies pursuant to, any International Contract to which any of the Companies is a party, except, in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Companies.

         4. REPRESENTATIONS AND WARRANTIES OF NABORS. Nabors represents and warrants to Oxy that:

         (a) AUTHORIZATION OF TRANSACTION BY NABORS. Nabors has all requisite corporate power and authority to execute and to deliver this Amendment and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Registration Rights Agreement and the Stock Purchase Agreement, as amended hereby. The execution and delivery by Nabors of this Amendment and the Registration Rights Agreement and the consummation by Nabors of the transactions contemplated by the Registration Rights Agreement and the Stock Purchase Agreement, as amended hereby, have been duly authorized by all necessary corporate action on the part of Nabors. This Amendment has been duly executed and delivered by Nabors and constitutes the legally valid and binding obligation of Nabors, enforceable against Nabors in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). The Registration Rights Agreement, when executed and delivered by Nabors, will constitute the legally valid and binding obligation of Nabors, enforceable against Nabors in accordance with its terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). Nabors is not obligated to give any notice to, to make any filing or registration with, or to obtain any authorization, consent, approval or order of, any Governmental Authority or any other Person in connection with the execution, delivery or performance by Nabors of this Amendment or the Registration Rights Agreement or the consummation by Nabors of the transactions contemplated by the Registration Rights Agreement or the Stock

Purchase Agreement, as amended hereby, other than (i) compliance with the applicable requirements of the Hart-Scott- Rodino Act, (ii) as set forth on
Schedule 4(a), (iii) filings with federal or state securities commissions in connection with the transactions contemplated by the Registration Rights Agreement, (iv) filings with Governmental Authorities in the Ordinary Course of Business of Nabors that are not required to be made prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, as amended hereby, and (v) such authorizations, consents, approvals or orders that, if not obtained, and such notices, filings or registrations that, if not made, would not, individually or in the aggregate, have (A) a Material Adverse Effect with respect to Nabors, or (B) any adverse effect on the ability of Nabors to perform this Amendment, the Registration Rights Agreement or the Stock Purchase Agreement, as amended hereby.


         (b) LEGAL COMPLIANCE; NONCONTRAVENTION. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice seeking to restrain, prohibit or obtain damages or other relief in connection with this Amendment or the transactions contemplated by the Stock Purchase Agreement, as amended hereby, has been filed or commenced against Nabors, and, to the knowledge of Nabors, no such action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened to be so filed or so commenced. The execution and delivery of this Amendment and the Registration Rights Agreement by Nabors does not, and the performance of this Amendment and the Registration Rights Agreement by Nabors will not, (i) conflict with, or violate, the certificate of incorporation or bylaws of Nabors, (ii) conflict with, or violate, any Law in effect as of the date of this Agreement and applicable to Nabors or by which any of the properties of Nabors are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any Person (other than Nabors) any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the properties or assets of Nabors pursuant to, any note, bond, mortgage, indenture, Contract, lease, license, Permit, franchise or other instrument or obligation to which Nabors is a party or by which any of the properties of Nabors are bound or affected, except, in the case of clauses (ii) and (iii) above, for such breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Nabors.

         (c) NABORS SHARES; REGISTRATION RIGHTS AGREEMENT. As of the Closing and in the event that Nabors shall have exercised the Nabors Option, the Nabors Shares will have been duly authorized for issuance pursuant to the provisions of the Stock Purchase Agreement, as amended by this Amendment, and, when issued and delivered by Nabors in accordance with such provisions, will be duly authorized, validly issued, fully paid and nonassessable. The Nabors Shares are listed on the American Stock Exchange and on each additional national securities exchange upon which similar securities issued by Nabors are now listed. The Registration Rights Agreement, when executed and delivered by Nabors, will not be subject to, nor executed in violation of, any preemptive rights.

         5.      MISCELLANEOUS.

         (a) THIS AMENDMENT PART OF THE STOCK PURCHASE AGREEMENT. This Amendment amends the Stock Purchase Agreement pursuant to the provisions of Sections 4(p) and 9(j) thereof. The terms and provisions of this Amendment shall be a part of the terms and provisions of the Stock Purchase Agreement for any and all purposes, and all of the terms and provisions of both shall be read together as though they constitute one instrument. All references in the Stock Purchase Agreement to "this Agreement" shall mean the Stock Purchase Agreement, as amended by this Amendment.

         (b) CONFIRMATION OF STOCK PURCHASE AGREEMENT. Except as the Stock Purchase Agreement and the terms and provisions thereof have been amended by this Amendment, the Stock Purchase Agreement is in all respects ratified and confirmed, and each and every term of the Stock Purchase Agreement shall remain in full force and effect.

         (c) NO THIRD-PARTY BENEFICIARIES. NOTHING CONTAINED IN THIS AMENDMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS AMENDMENT.

         (d) ENTIRE AGREEMENT. This Amendment and the Stock Purchase Agreement (including the documents referred to herein and therein) constitute the entire agreement between the Parties and supersedes all prior understandings and agreements with respect to the subject matter hereof or thereof.

         (e) ASSIGNMENT. This Amendment shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns, but neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Party; provided, however, that Nabors may assign this Amendment or its rights hereunder to any wholly owned subsidiary of Nabors to which Nabors shall have assigned, in accordance with the provisions of Section 9(e) of the Stock Purchase Agreement, the Stock Purchase Agreement or its rights thereunder, provided that (i), prior to any such assignment, the Person to which such assignment shall be made shall expressly assume by an instrument in writing, executed and delivered to Oxy, the performance and observance of every obligation, covenant and agreement in this Amendment on the part of Nabors to be performed or observed, and (ii) no such assignment shall have the effect of releasing Nabors or any other Person (including, without limitation, any additional party) from its obligations, covenants or agreements under this Amendment.

         (f) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) NOTICES. All notices and other communications hereunder to a Party shall be in writing and shall be sent by as set forth in Section 9(g) of the Stock Purchase Agreement.

         (h) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

         (i) SERVICE OF PROCESS, CONSENT TO JURISDICTION, ETC. Each Party hereby irrevocably agrees that any legal action or proceeding against it arising out of this Amendment may be brought in the courts of the State of New York, or of the United States of America for the Southern District of New York, and does hereby irrevocably (i) agree to designate, appoint and empower, prior to the Closing Date, an agent to receive for and on behalf of it service of process in the State of New York, and (ii) consent to service of process outside the territorial jurisdiction of such courts in the manner permitted by law. In addition, each Party irrevocably waives (a) any objection which such Party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Amendment brought in any such court, (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) the right to object, with respect to any such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such Party or any other Party. In addition, any such legal action or proceeding may be brought in any court having jurisdiction pursuant to applicable law.

         (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each Party hereto. No waiver by either Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k)     HEADINGS.        The descriptive headings of the several
Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         (l) SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (m) EXPENSES. Except as otherwise provided herein, each of the Parties will bear all of its own costs and expenses (including, without limitation, legal and accounting fees and expenses) incurred in connection with this Amendment and the transactions contemplated hereby.

         (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event any ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Amendment. Personal pronouns, when used in this Amendment, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. All references in this Amendment or in any Schedule attached hereto to (i) Sections or subsections shall refer to the corresponding Section or subsection of this Amendment, unless specific reference is made to a Section or subsection of another document or instrument, and (ii) a Schedule or an Attachment shall refer to the corresponding Schedule or Attachment to this Amendment, unless a specific reference is made to a Schedule or an Attachment to another document or instrument. Any reference in this Amendment to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (o) INCORPORATION OF ATTACHMENT A AND SCHEDULES. Attachment A attached to, and the Schedules identified in, this Amendment are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                        NABORS INDUSTRIES, INC.


                                        By:       RICHARD A. STRATTON
                                           -----------------------------------
                                           Name:  Richard A. Stratton
                                           Title: Vice Chairman



                                        OCCIDENTAL OIL AND GAS CORPORATION


                                        By:       JOHN W. ALDEN
                                           -----------------------------------
                                           Name:  John W. Alden
                                           Title: Vice President and Secretary